SECOND AMENDED AND RESTATED LOAN AGREEMENT



	  THIS SECOND AMENDED AND RESTATED LOAN AGREEMENT dated as of April 3, 1996, by and between AMERICAN OILFIELD DIVERS, INC., a Louisiana corporation ("Borrower"), and FIRST NATIONAL BANK OF COMMERCE, a national banking association ("Lender").


				W I T N E S S E T H:


	  WHEREAS, Borrower, American Marine Construction, Inc., a Delaware corporation ("AMC"), American Pacific Marine, Inc., a Delaware corporation ("APM"), S & H Diving L.L.C., a Louisiana limited liability company ("S & H"), and Lender are parties to that certain Amended and Restated Loan Agreement dated as of August 27, 1994, as heretofore amended by that certain First Amendment thereto by and among Borrower, AMC, APM, S & H, and Lender dated as of April 3, 1995, by that certain Second Amendment thereto by and among Borrower, AMC, APM, S & H, and Lender dated as of October 31, 1995, and by that certain Modification to Promissory Note and Loan Agreement by and among Borrower, AMC, APM, S & H, and Lender dated as of March 28, 1996 (as so amended, the "Prior Agreement"), pursuant to which Lender has extended Borrower a revolving line of credit and a commitment to issue letters of credit for the account of Borrower from time to time, and has extended term loans to each of Borrower, AMC, APM, and S & H (the "Existing Credit Facilities"); and,

	  WHEREAS, Borrower has applied to Lender for an extension of the revolving line of credit and commitment for the issuance of letters of credit provided for as part of the Existing Credit Facilities, and has also applied to Lender for a multiple advance term loan in an amount not to exceed $10,500,000, the proceeds of which are to be used by the Borrower to refinance the existing term loans provided to Borrower, AMC, APM, and S & H under the Existing Credit Facilities, and also for use by Borrower in acquiring additional diving support vessels.

	  NOW, THEREFORE, in consideration of the mutual promises and benefits received or to be received by each of them, Borrower and Lender do hereby amend and restate the Prior Agreement in its entirety with this Agreement, and do hereby covenant and agree as follows, to-wit:



				      ARTICLE I

			       DEFINITIONAL PROVISIONS


	  a.Terms  Defined  Above.   As  used  in this Agreement, the terms
	  "Borrower," "AMC," "APM," "S & H" and "Lender" shall have the meanings indicated above.

	  b.Definitions.   As  used  in this Agreement, the following terms
	  shall have the following meanings:

	  (1)"Account or Accounts" shall have the meanings assigned to such terms in the Security Instruments, and shall include, without limitation, any right to payment for goods sold or leased or for services rendered which is not evidenced by an instrument or chattel paper, whether or not it has been earned by performance, and all rights to payment earned or unearned under a charter or other contract involving the use or hire of a vessel and all rights incident to the charter or contract.

	  (2)"Affiliate" shall mean, with respect to Borrower, any entity which, directly or indirectly, controls or is controlled by or is under common control with Borrower.

	  (3)"Agreement" shall mean this Second Amended and Restated Loan Agreement, as the same may from time to time be amended or supplemented.

	  (4)"Base Rate" shall mean the annual rate of interest announced publicly by Chase Manhattan Bank, N.A., in New York, New York, or its successor, from time to time as its prime or base rate, or the composite base or prime rate as published in The Wall Street Journal on any day if an announcement on the base or prime rate is no longer available from Chase Manhattan Bank, N.A., or its successor.

	  (5)"Base Rate Loan" shall mean the Revolving Loans, or any portion thereof, bearing interest at the Base Rate from time to time in effect, as adjusted on a daily basis.

	  (6)"Base Rate Tranche" shall mean all or any portion of the Revolving Loans that constitutes a Base Rate Loan.

	  (7)"Borrowing Base Certificate" shall mean the Borrowing Base Certificate and Transmittal Letter of Borrower on Lender's standard form, a copy of which is attached hereto as Exhibit "A" and made a part hereof.

	  (8)"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in Orleans Parish, Louisiana are authorized or required to close under the law and also a day that is a LIBOR Business Day.

	  (9)"Cash Flow Coverage" shall mean, for each twelve-month period ending on the last day of each fiscal quarter of Borrower, the net income or net loss, as the case may be, of Borrower and its Consolidated Subsidiaries for such period (determined in accordance with Generally Accepted Accounting Principles), plus depreciation and amortization, and any write-downs as a result of implementation of Statement of Financial Accounting Standards No. 121, of Borrower and its Consolidated Subsidiaries for such period (determined in accordance with Generally Accepted Accounting Principles), divided by an amount equal to the current maturities of long-term indebtedness of Borrower and its Consolidated Subsidiaries for such period (determined in accordance with Generally Accepted Accounting Principles).

	  (10)"Closing Date" shall mean the date on which this Agreement shall be executed and delivered by Borrower (and by AMC, APM, and S & H as intervenors) to Lender.

	  (11)"Collateral Account" shall have the meaning ascribed to that term in Article III, Section a hereof.

	  (12)"Code" shall mean the Internal Revenue Code of 1986, as amended.

	  (13)"Consolidated Subsidiary" or "Consolidated Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, whose financial statements are prepared on a consolidated basis with those of Borrower in accordance with Generally Accepted Accounting Principles.

	  (14)"Credits"  shall  have  the meaning assigned to that term  in
	  Article VI hereof.

	  (15)"Credit Application" shall have the meaning assigned to that term in Article VI hereof.

	  (16)"Credit Commission" shall have the meaning assigned to that term in Article VI hereof.

	  (17)"Credit Obligation" shall have the meaning assigned to that term in Article VI hereof.

	  (18)"Current Assets" shall mean the assets of Borrower and its Consolidated Subsidiaries treated as current assets in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the Financial Statements.

	  (19)"Current Liabilities" shall mean all liabilities of Borrower and its Consolidated Subsidiaries treated as current liabilities in accordance with Generally Accepted Accounting Principles consistent with those used in the preparation of the Financial Statements, including without limitation, all obligations payable on demand or within one year after the date on which the determination is made, and final maturities and sinking funds payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendible at the option of Borrower to a date more than one year from the date of determination.

	  (20)"Debt" means, with respect to any Person (without duplication), (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services other than in respect of trade obligations incurred in the ordinary course of business; (b) all obligations of such Person arising under acceptance facilities; (c) all guarantees and other contingent obligations of such Person; (d) any obligation of any other Person secured by any lien on any property of such Person;
	  (e) all obligations of such Person as lessee under any lease which has been or should be capitalized on the books of such Person in accordance with Generally Accepted Accounting Principles (excluding operating leases); and (f) all obligations of such Person in respect to letters of credit, security bonds and similar obligations issued or opened for the account of such Person.

	  (21)"Default" shall mean any occurrence or event which, upon the giving of notice or the passage of time, or both, would constitute an Event of Default hereunder.

	  (22)"Dollars or $" shall mean dollars in lawful currency of the United States of America.

	  (23)"Environmental Laws" shall have the meaning assigned to that term in Article VIII, Section m of this Agreement.

	  (24)"Event  of  Default"   shall   mean  any  of  the  events  or
	  occurrences  set  forth  in  Article  XII,   Section  a  of  this
	  Agreement.

	  (25)"Financial Statements" shall mean the consolidated balance sheets, profit and loss statements, statements of changes in financial position and notes thereto of Borrower and its Subsidiaries dated October 31 of each year while any interest or principal under any of the Loans is outstanding or while Lender shall have any commitments to make Revolving Loans and to issue Credits hereunder (audited) and dated January 31, April 30, and July 31 of each such year (unaudited).

	  (26)"Foreign Accounts" shall have the meaning ascribed to that term in Article II, Section h hereof.

	  (27)"Funds" shall mean the proceeds of the Loans.

	  (28)"Generally Accepted Accounting Principles" shall mean those statements, opinions, research bulletins, rules and pronouncements issued by the financial Accounting Standards Board, the Accounting Principles Board or any other committee or board of the American Institute of Certified Public Accountants which statements, opinions, etc. are in force and as such statements, opinions, etc. are ordinarily applied to businesses such as the Borrower's.

	  (29)"Governmental  Authority"  shall mean any municipal,  county,
	  parish,   state   or   federal  governmental   authority   having
	  jurisdiction over any of the Borrowers.

	  (30)"Grantors" shall collectively refer to those entities, including without limitation (i) Borrower, (ii) AMC, (iii) APM,
	  (iv) S & H, (v) Big Inch Marine Systems, Inc., a Delaware corporation, (vi) American Inland Divers, Inc., a Louisiana
	  corporation,  (vii)   American  Inland  Divers,  Inc.,  a  Kansas
	  corporation, (viii) American Inland Marine, Inc., an Ohio corporation, (ix) Tarpon Systems, Inc., a Louisiana corporation, and (x) American Pollution Control Corporation, a Delaware corporation, who have granted Security Instruments affecting their Accounts (and in some cases other properties) to secure the Indebtedness. The term "Grantors" shall also refer to American International Diving Limited, a Cayman Islands corporation, and to AOD Holdings, Inc., a Delaware corporation.

	  (31)"Guaranties" shall mean that certain Commercial Guaranty of AOD Holdings, Inc., American Inland Divers, Inc. (Louisiana), American Inland Divers, Inc. (Kansas), American Inland Marine, Inc., American International Diving Limited, AMC, APM, American Pollution Control Corporation, Big Inch Marine Systems, Inc., S&H, and Tarpon Systems, Inc. dated April 3, 1996, in favor of Lender and any and all other guaranties heretofore or hereafter delivered to Lender by any Person as security for the Indebtedness.

	  (32) "Indebtedness" shall mean any and all amounts and other obligations of any kind or nature, whether now owed or hereafter arising, by Borrower to Lender in connection with this Agreement, and all other Debt and other liabilities and obligations of any kind or nature of Borrower to Lender from time to time existing, whether in connection with this or other transactions.

	  (33)"Interest Payment Date" shall mean the last day of each LIBOR Interest Period and the Maturity Date.
	  (34)"LIBO Rate" shall mean, during any LIBOR Interest Period, an interest rate per annum equal to the quotient (converted to a percentage) of (i) the rate per annum as determined by the Lender at or about 9:00 o'clock A.M. (Central Standard Time) (or as soon thereafter as practicable) on the second Business Day prior to the first day of each LIBOR Interest Period, as being the rate at which deposits of United States Dollars are offered to the Lender in the London inter-bank market by the Reference Lenders (as defined below), at the time of determination and in accordance with the normal practice in such market, for delivery on the first day of such LIBOR Interest Period and for the number of days comprised therein, in amounts equal (as nearly as may be) to the amount of any LIBO Rate Loan to be in effect during such LIBOR Interest Period as of the first day of such LIBOR Interest Period, divided by (ii) 1.00 minus the LIBOR Reserve Requirement (as defined below), expressed as a decimal, for such LIBOR Interest Period. "LIBOR Reserve Requirement" shall mean for any day during a LIBOR Interest Period, that percentage which is specified by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the Lender with respect to liabilities consisting of or including "Eurocurrency liabilities" (as defined in Regulation D of the Board of Governors of the Federal Reserve System) with a maturity equal to such LIBOR Interest Period. In determining the percentage, the Lender may use any reasonable averaging and attribution methods. "Reference Lenders" shall mean the principal London offices of the banks shown on page 16 of the Telerate screen (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).
	  (35)"LIBO Rate Loan" shall mean all or a portion of the Revolving Loans bearing interest at the LIBO Rate plus two percent (2.0%).
	  (36)"LIBO Rate Tranche" shall mean all or a portion of the principal amount of the Revolving Loans that constitutes a LIBO Rate Loan for a specific LIBOR Interest Period.
	  (37)"LIBOR Business Day" shall mean any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Lender in its sole discretion acting in good faith.
	  (38)"LIBOR Interest Period" shall mean, with respect to any LIBO Rate Loan, each one month period commencing on the date of Lender's initial advance of Revolving Loans under the Revolving Note (if a LIBO Rate is initially selected by Borrower) or on the first day of the first selected or next succeeding LIBOR Interest Period and ending on the numerically corresponding day of the next calendar month thereafter; provided that the foregoing provisions relating to LIBOR Interest Period are subject to the following:
	  (a)if any LIBOR Interest Period would otherwise end on a day that is not a LIBOR Business Day, that LIBOR Interest Period shall be extended to the next succeeding LIBOR Business Day unless the results of such extension would be to carry such LIBOR Interest Period into another calendar month, in which event such LIBOR Interest Period shall end on the immediately preceding LIBOR Business Day;
	  (b)any LIBOR Interest Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last LIBOR Business Day of a calendar month; and
	  (c)any LIBOR Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

	  (39)"Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Instruments and all other documents, agreements and instruments executed and delivered by Borrower (or any other Person) to Lender in connection with this Agreement or the transactions contemplated hereby.

	  (40)"Loans" shall mean, collectively, all Revolving Loans and the
	  Term  Loan,  together   with   all   renewals,   extensions   and
	  modifications of such Revolving Loans and Term Loan.

	  (41)"Lock Box Operating Agreements" shall collectively refer to those agreements which provide for the collection of all Accounts of all Grantors, and the administration thereof, under Lender's Standard Lock Box Operating Agreement.

	  (42)"Maturity Date" shall mean, with respect to the Revolving Loans, and the term of the commitment of Lender to issue Credits, the earlier to occur of (i) March 31, 1997, or (ii) the earlier date of the acceleration of the Revolving Loans or of the Lender's obligation to issue Credits under the terms of Article XII, Section b hereof.

	  (43)"Net Collateral Value" shall have the meaning assigned to that term in Article II, Section h hereof.

	  (44)"Notes" shall mean, collectively, the Revolving Note and the Term Note, together with any and all promissory notes given in renewal, extension or modification thereof.

	  (45) "Permitted Liens" shall mean (i) security interests and other liens in favor of Lender, (ii) liens for crew's wages and for salvage, stevedore charges, and general average, (iii) liens for taxes, assessments or governmental charges which are not yet due and payable or which are being contested in good faith so long as adequate reserves for such taxes, assessments or charges have been established or are being maintained, provided that Lender's lien on such assets (or the priority thereof) is not jeopardized, (iv) liens relating to workers' compensation laws, unemployment insurance laws, social security or pension laws or similar legislation which are not yet due and payable or which are being contested in good faith so long as adequate reserves for such taxes, assessments or charges have been established or are being maintained, provided that Lender's lien on such assets (or the priority thereof) is not jeopardized, (v) lessor's liens affecting office equipment, and (vi) liens affecting deposit accounts with banks other than Lender.

	  (46)"Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or
	  political subdivision thereof, or any other form of entity or relationship.

	  (47)"Restricted Payment" shall mean any payment in cash, property, or other assets upon or in respect of any shares of any class of capital stock of Borrower, including payments as dividends and payments for the purpose of purchasing, retiring or redeeming any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock) or making any other distribution in respect of any such shares of stock, excluding, however, any dividends payable solely in common stock of Borrower and excluding any stock split whereby the issued shares of any existing class or series of common stock of Borrower are changed into a greater or smaller number of shares of the same class or series and no other consideration is distributed to shareholders; provided, however, that the amount of any Restricted Payment in the nature of a dividend declared or other payment or distribution made in property other than cash shall be deemed to be the greater of net book value or fair market value of such property at the time of declaration (in the case of dividends) or, in other cases, the time of payment or distribution, as the case may be.

	  (48)"Revolving Loans" shall mean the revolving loans made from Lender to Borrower pursuant to the terms of this Agreement, as said term is more fully defined in Article II hereof.

	  (49)"Revolving Note" shall mean that certain promissory note made by Borrower dated April 3, 1996, payable to the order of Lender in the principal sum of $15,000,000.00, which evidences the Revolving Loans made pursuant to the terms hereof, together with any and all promissory note or notes given in renewal, extension or modification thereof.

	  (50)"Security     Agreements"     shall    mean,    collectively,
	  (i) Collateral Assignment and Pledge  of  Accounts  Receivable by
	  Borrower   in  favor  of  Lender  dated  October 19,  1989;  (ii)
	   Security  Agreement   by  Borrower  in  favor  of  Lender  dated
	  October 19, 1989; (iii) Commercial Security Agreement by Borrower
	  in favor of Lender dated February 28, 1992; (iv) Commercial Security Agreement by S & H Diving Corporation (predecessor to S & H) in favor of Lender dated February 28, 1992; (v) Commercial Security Agreement by Big Inch Marine Systems, Inc. in favor of Lender dated September 29, 1992 (as each of the aforesaid instruments have been partially released except to the extent that they cover and effect the Accounts, contract rights, chattel paper, instruments, notes, documents and other similar obligations and indebtedness that may at any time, now or in the future, be owed to such Grantors, together with all proceeds thereof and general intangibles and other property rights related thereto); (vi) Commercial Security Agreement by American Inland Divers, Inc. dated August 27, 1993, (vii) Commercial Security Agreement by Midwest Marine Company, Inc. (now known as American Inland Divers, Inc.) dated June 6, 1994, (viii) Commercial Security Agreement by American Pollution Control Corporation (erroneously referred to as American Pollution Control, Inc.) dated June 6, 1994, (ix) Commercial Security Agreement by Commercial Diving Service Incorporated (erroneously referred to as Commercial Diving Services, Inc., and now known as American Inland Marine, Inc.) dated June 6, 1994, (x) Commercial Security Agreement by AMC dated June 6, 1994, (xi) Commercial Security Agreement by APM dated June 6, 1994, (xii) Commercial Security Agreement by Tarpon Systems, Inc. dated June 6, 1994, (xiii) Security Agreement by S & H Diving Corporation (predecessor to S & H) dated August 9, 1994, (xiv) Security Agreement by AMC dated August 9, 1994, (xv) Security Agreement by APM dated September 22, 1994, (xvi) Security Agreement by Borrower dated September 22, 1994, and (xvii) Commercial Security Agreement by S & H dated as of January 15, 1996, as each of said agreements have been amended or may be amended from time to time. "Security
	  Agreements" shall also include the security agreement affecting the Collateral Account to be executed and delivered by Borrower pursuant to Article III, Section a hereof.

	  (51)"Security Instruments" shall mean the Security Agreements, the Guaranties, the Ship Mortgages, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrowers or any Grantor in connection with, or as security for the payment or performance of the Loans, the Indebtedness, or this Agreement.

	  (52)"Ship Mortgages" shall mean, collectively, (i) that certain Preferred Mortgage by S & H in favor of Lender dated August 9, 1994, (ii) that certain Fleet Preferred Mortgage by APM in favor of Lender dated September 22, 1994, (iii) that certain Preferred Mortgage by Borrower in favor of Lender dated September 22, 1994,
	  (iv) that certain Preferred Mortgage by S & H Diving Corporation (predecessor to S & H) in favor of Lender dated April 3, 1995, as each of said instruments have been amended or may be amended from time to time. The term "Ship Mortgages" shall also include any additional preferred ship mortgages from time to time granted by any Grantor affecting any and all Coast Guard documented vessels, including those affecting dive vessels which are to be acquired with proceeds of the Term Loan.

	  (53)"Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having voting power to elect a majority of the board of directors or other managers of such corporation are at the time owned by such Person.

	  (54)"Tangible Net Worth" shall mean the excess of total assets over total liabilities, total assets and total liabilities each to be determined in accordance with Generally Accepted Accounting Principles consistent with those applied in the preparation of the Financial Statements excluding, however, from the determination of total assets all assets which will be classified as intangible assets under Generally Accepted Accounting Principles, including, without limitation, goodwill, patents, trademarks, tradenames, copyrights, and franchises and excluding any additions to net worth arising from reevaluation(s) of assets.

	  (55)"Term Loan" shall mean the term loan to the Borrower provided for under Article III of this Agreement, together with any and all renewals, extensions or modifications thereof.

	  (56)"Term Note" shall mean that certain promissory note made by Borrower dated April 3, 1996, payable to the order of the Lender in the principal sum of $10,500,000.00, which evidences the Term Loan made pursuant to the terms hereof, together with any and all promissory notes given in renewal, extension or modification thereof.

	  (57)"Tranche" shall mean a portion of the Revolving Loans that bears interest at either the LIBO Rate or the Base Rate.

	  c.Other Definitional Provisions.

	  (1)All terms defined in this Agreement shall have the defined meanings when used in the Notes, the Security Instruments, or in any certificates or other documents made or delivered pursuant hereto unless otherwise defined therein or unless the context shall otherwise require.

	  (2)Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. Likewise, the definition of words used in the singular herein shall also apply to such words when used in the plural and vice versa, unless the context shall otherwise require.

	  (3)The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

	  (4)Article,  section,  subsection,  subparagraph,   schedule  and
	  exhibit   references  are  to  this  Agreement  unless  otherwise
	  specified.


				     ARTICLE II

				 THE REVOLVING LOANS

	  a.The Revolving Loans. Subject to the terms, conditions and provisions of this Agreement, Lender agrees to make revolving loans (the "Revolving Loans"), to Borrower, in an amount not to exceed at any time the principal sum of $15,000,000.00, from time to time during the period from the date hereof to and including the Maturity Date; provided, however, that no such Revolving Loan shall exceed an amount which, when added to (i) the aggregate principal amount of all Revolving Loans at such time outstanding, plus (ii) the aggregate undisbursed amount of Credits at such time outstanding, exceeds the Net Collateral Value. Within the limits set forth herein, Borrower may borrow from Lender hereunder, repay any and all such Revolving Loans to and including the Maturity Date, and reborrow hereunder.

	  b.Evidenced  by  the  Note.   Borrower's  indebtedness  to Lender
	  pursuant to the Revolving Loans shall be evidenced by the Revolving Note.

	  c.Renewals and Extensions. In the event that Lender, in its sole discretion, shall renew any portion(s) of any of the Revolving Loans or, in its sole discretion, shall extend the Maturity Date of the Revolving Loans, then (i) any and all such renewal(s) or extension(s) shall be in accordance with the terms, conditions, representations, warranties and covenants of this Agreement mutatis mutandis; (ii) all out-of-pocket expenses and costs, including reasonable legal fees, incurred by Lender in connection with any and all such renewal(s) or extension(s) and the transactions contemplated thereby whether or not finally consummated will be paid by Borrower; and (iii) such renewal(s), if any, shall be evidenced by Lender's form of commercial promissory note.

	  d.Repayment of the Revolving Loans. The principal amount of all outstanding Revolving Loans shall be due and payable on the Maturity Date. Interest on the Revolving Loans shall accrue and be payable in accordance with the terms of Article IV hereof.

	  e.Prepayment.   Borrower  shall  have  the  right  to  prepay the
	  Revolving Loans in whole or in part at any time without payment of premium or penalty.

	  f.Reborrowing Under the Revolving Loans. If Borrower makes any prepayments of the Revolving Loans pursuant to this Article, then provided no Event of Default has occurred and is continuing, Borrower shall have the right to reborrow from Lender an amount or amounts which, when added to the aggregate amount of the then outstanding Revolving Loans plus the aggregate unfunded amount of Credits then outstanding, does not exceed the lesser of (i) $15,000,000.00, or (ii) the Net Collateral Value then in effect.

	  Any such reborrowings shall bear interest as provided in Article IV hereof. Borrower may reborrow in accordance with the terms hereof as many times as it desires provided an Event of Default has not occurred and is continuing. However, all such reborrowings and repayments under the Revolving Loans shall be in an amount of at least $25,000.00, or multiples thereof.

	  g.Notice and Manner of Borrowing. All requests for Revolving Loans must be made during a Business Day between the hours of 9:00 a.m. and 4:00 p.m. Central Time. If Lender receives Borrower's proper request for a loan under the Revolving Loans by no later than 11:00 a.m. Central Time and if Lender is able to honor such request, then Lender shall credit Borrower's account on the same day. If Lender receives Borrower's proper request for such a loan later than 11:00 a.m. Central Time and if Lender is able to honor such request, then Lender shall credit Borrower's account the next Business Day. Requests for Revolving Loans may be made by Borrower in person, in writing or through telephone calls to Lender, and such requests shall be fully authorized by Borrower if made by any one of the persons designated hereinbelow. Lender shall have the right, but not the obligation, to verify the telephone requests by calling the person who made the request at the telephone number hereinafter set forth opposite his name. The persons who are authorized by Borrower to make personal, written or telephone requests for a loan as provided in this paragraph are:


	  NameTitleTelephone Number

	  George C. YaxPresident(318) 234-4590

	  Prentiss ("Sonny") A. FreemanExecutive(318) 234-4590
	  Vice President

	  Cathy M. GreenVice President,(318) 234-4590
	  Finance

	  Deborah C. DeRouenController(318) 234-4590

	  Randy P. BreauxAssistant Treasurer(318) 234-4590

	  Quinn  J. HebertGeneral Counsel/Secretary(318)234-4590

	  Where Lender honors any request for Revolving Loans, the amount thereof shall be credited to such demand deposit account maintained by Borrower with Lender as Borrower may request and the credit advice resulting therefrom shall be mailed to Borrower. Lender's copy of such credit advice shall be deemed
	  conclusive evidence of Borrower's indebtedness to Lender in connection therewith, absent manifest error.

	  h.Limits on Amounts of Loan Requests. At no time shall the aggregate amount of the outstanding Revolving Loans, when added to the aggregate unfunded amount of Credits at such time outstanding, exceed the lesser of (i) $15,000,000.00, or (ii) the total of (1) seventy-five (75%) percent of the amount of eligible Accounts of American International Diving Limited and 75% of the amount of other eligible Accounts due to any Grantor which arise out of transactions with account debtors located, domiciled or organized outside of the United State of America at such time ("Foreign Accounts") (other than those shown on the list of approved account debtors attached hereto as Exhibit D, whose
	  Accounts shall not be considered Foreign Accounts), plus (2) eighty (80%) percent of the amount of all other eligible Accounts of all Grantors other than American International Diving Limited at such time (such total amount of the foregoing percentages of the eligible Accounts of the Grantors at any given time being herein referred to as the "Net Collateral Value"). The eligibility of the Accounts of the Grantors shall be determined by Lender from time to time employing such methods, tests and procedures as in its sole discretion it deems appropriate or necessary. In no event shall the total Net Collateral Value be comprised of more than $2,000,000.00 in value from eligible Foreign Accounts of the Grantors and eligible Accounts due to American International Diving Limited. Lender, employing such methods, tests and procedures as in its sole discretion it deems appropriate or necessary, may at any time and from time to time recalculate, audit and/or review such Accounts, the aging of such Accounts and the Net Collateral Value as determined under any Borrowing Base Certificate. If, in its sole judgment and discretion, Lender determines that the Net Collateral Value should be less than the Net Collateral Value shown on the most recent Borrowing Base Certificate, then Lender may adjust such Net Collateral Value accordingly. Within twelve (12) days after the last day of each month, Borrower shall transmit to Lender, in the manner provided herein for sending notices, the Borrowing Base Certificate for the Accounts of the Grantors (which shall list both separately and combined the Account data for each of
	  (a) American International Diving Limited and other Foreign Accounts due to any Grantor, and (b) all Grantors (other than for American International Diving Limited and for Foreign Accounts of any Grantor) and, on a quarterly basis, a report of aging of such Accounts both as of the end of the preceding fiscal quarter. The aggregate amount of the Revolving Loans at any time, when added to the aggregate unfunded amount of Credits at such time
	  outstanding,  shall  not  at  any  time  exceed  the   lesser  of
	  (i) $15,000,000.00, or (ii) the Net Collateral Value as such latter amount is determined by Borrower under the Borrowing Base Certificate (or redetermined by Lender in its sole discretion). If the aggregate amount of the Revolving Loans outstanding as of the end of any month, when added to the aggregate unfunded amount of Credits at such time outstanding, is less than $15,000,000.00 and less than the Net Collateral Value as of the end of such month as indicated in the Borrowing Base Certificate for such month or as adjusted by Lender under this Section for such month, then Borrower shall be allowed to borrow additional Revolving Loans up to an aggregate amount, which when added to the Revolving Loans then outstanding plus the aggregate unfunded amount of Credits at such time outstanding, does not exceed the lesser of (i) $15,000,000.00 or (ii) such Net Collateral Value as of the end of such month. If the aggregate amount of the outstanding Revolving Loans as of the end of any month, when added to the aggregate unfunded amount of Credits at such time outstanding, exceeds the lesser of (i) $15,000,000.00 or (ii) the Net Collateral Value as of the end of such month as indicated in the Borrowing Base Certificate or as adjusted by Lender under this Section, then Borrower shall pay the amount of such excess within five (5) days following notice thereof from Lender.


				     ARTICLE III

				    THE TERM LOAN

	  a.The Term Loan. Subject to the terms, conditions and provisions of this Agreement, Lender agrees to make a term loan (the "Term Loan") to Borrower in the principal sum of $10,500,000.00. Based upon the collateral previously provided for the Loans under the existing Security Instruments, Lender has agreed, contemporaneously herewith, to fund $6,283,329.06 of the Term Loan to Borrower, the proceeds of which will be used to refinance the amounts currently due under the Term Loans described in the Prior Agreement. The remaining balance of the Term Loan shall be funded an investment account (account no. AFL-772216) of Borrower maintained with Marquis Investments, Inc. (the "Collateral
	  Account"). Prior to any advance under the Term Loan, Borrower shall grant Lender a first priority security interest in the Collateral Account. For so long as any Indebtedness remains unpaid or Lender has any commitment to make Revolving Loans or to issue Credits to Borrower hereunder, Borrower shall have no right to withdraw or to otherwise request access to any funds in the Collateral Account except to (i) request that such funds be applied to the payment of the Loans, or (ii) subject to there not being any Event of Default in existence hereunder at such time, to request that Lender and Marquis Investments, Inc. make such funds available to Borrower for it to apply (or for any of its Subsidiaries to apply) towards the purchase price due on dive support vessels to be acquired by Borrower or any of its Subsidiaries. In no event shall funds held in the Collateral Account be released to Borrower for the acquisition of vessels in an amount in excess of 75% of the fair market value of any such vessel(s) to be acquired using such proceeds of the Term Loan then on deposit in the Collateral Account, with such fair market value to be established by current surveys addressed to Lender by a marine surveyor acceptable to Lender. Borrower shall contemporaneously with the release of any such funds from the Collateral Account grant (or cause its Subsidiary which shall acquire title to any such vessel(s) to grant) Lender a first priority preferred ship mortgage on the whole of such vessel(s) as additional security for the Loans.

	  b.Evidenced by the Term Note. Borrower's indebtedness to Lender pursuant to the Term Loan shall be evidenced by the Term Note.

	  c.Renewals and Extensions. In the event that Lender, in its sole discretion, shall renew any portion(s) of any of the Term Loan or, in its sole discretion, shall extend the maturity dates of
	  the Term Loan, then (i) any and all such renewal(s) or extension(s) shall be in accordance with the terms, conditions, representations, warranties and covenants of this Agreement mutatis mutandis; (ii) all out-of-pocket expenses and costs, including reasonable legal fees, incurred by Lender in connection with any and all such renewal(s) or extension(s) and the transactions contemplated thereby whether or not finally consummated will be paid by Borrower; and (iii) such renewal(s), if any, shall be evidenced by Lender's form of commercial promissory note.

	  d.Repayment of the Term Loan. The principal amount of all outstanding Term Loan shall be due and payable in accordance with the terms of the Term Note. Interest on the Term Note shall accrue at the fixed rate of 7.9% per annum from the date of the Term Note until the Term Loan is paid in full, and shall be payable in accordance with the terms of the Term Note. The Term Note shall be due and payable in full on the earlier to occur of
	  (i) May 31, 2001, or (ii) the earlier date of the acceleration of the Term Loans under the terms of Article XII, Section b hereof.

	  e.Prepayment. Borrower shall have the right to prepay the Term Loans in whole or in part at any time, subject to its obligation to pay a yield maintenance fee (the "Fee") which is intended to compensate Lender for the difference between the fixed rate on the prepaid loan and Lender's investment rate at the time of prepayment. The Fee shall be the difference, if any, between (X) the yield to maturity (expressed as a percentage) at the date of the Term Note on U.S. Treasury Securities with a similar duration as the Term Note, and (Y) the yield (expressed as a percentage) at the date of prepayment on U.S. Treasury Securities with a duration equal to the then remaining term of the Term Note, multiplied by the principal amount to be prepaid and the then remaining term to maturity in years. The total aggregate amount of all such Fees for any and all prepayments shall not exceed $100,000.00. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment, shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment, and shall be applied in the inverse order of maturity against the remaining scheduled installments of principal due on the Term Loan. No amount prepaid with respect to the Term Loan may be reborrowed.

	  (f)Collateral Maintenance. The amount of the Term Loan at any time outstanding shall not exceed seventy-five percent (75%) of the total market value of the vessels subject to the Ship Mortgages, based upon the most current appraisals of such vessels provided to Lender pursuant to Article X, Section r hereof. In the event the outstanding amount of the Term Loan even exceeds 75% of the current appraised value of such vessels, Borrower shall immediately prepay the Term Note by the amount of such excess.


				     ARTICLE IV

		REVOLVING LOAN TRANCHES AND INTEREST PAYABLE THEREON


	  a.Tranches Available. Subject to the terms and conditions hereof, the Revolving Loans may from time to time be (1) LIBO Rate Tranches, (2) Base Rate Tranches, or (3) any combination thereof subject to the limitation set forth in Section b(3) of this Article, as determined by the Borrower and notified to the Lender in accordance with Section d of this Article hereof.

	  b.Interest on Revolving Loans. (1) The unpaid principal of the Revolving Note shall bear interest at one (or both) of the following interest rates, at the Borrower's option: (i) the Base Rate from time to time in effect, adjusted daily, or (ii) the LIBO Rate plus two percent (2.0%). The Borrower shall select the interest rate applicable to each Tranche, and the selected interest rate shall continue as to said Tranche until changed in accordance with the following. The Borrower shall notify the Lender of the Borrower's desire to change the interest rate on the Revolving Loans (or any portion thereof) not less than three
	  (3) Business Days prior to the date on which such change shall be effective. The Borrower may change from a Base Rate Loan to a LIBO Rate Loan at any time without payment of premium or penalty, but the Borrower may change from a LIBO Rate Loan to a Base Rate Loan only as of the last day of a LIBOR Interest Period without payment of premium or penalty. In the absence of any specific rate election by the Borrower, the Revolving Note shall bear interest at the Base Rate.

	  (2)Borrower shall notify the Lender, such notice to be irrevocable, at least three (3) Business Days prior to the last day of a LIBOR Interest Period, of the duration of the next succeeding LIBOR Interest Period with respect to such LIBO Rate Tranche. If Borrower fails to provide such notice to the Lender in a timely manner, the Revolving Note with respect to such LIBO Rate Tranche shall bear interest at the Base Rate.

	  (3)Not more than two (2) different Tranches for the Revolving Loans shall be permitted at any one time.

	  c.Payment of Interest.   Interest  on  Base  Rate  Loans shall be
	  payable on the last Business Day of each month and interest on LIBO Rate Loans shall be payable on each Interest Payment Date.

	  d.Conversion; Minimum Amount of Loans. (1) The Borrower may elect from time to time to convert a LIBO Rate Tranche to a Base Rate Tranche, or a Base Rate Tranche to a LIBO Rate Tranche, by giving the Lender at least three Business Days' prior irrevocable written notice of such election, provided that any such conversion of a LIBO Rate Tranche shall only be made on the last day of a LIBOR Interest Period with respect thereto. All or any part of an outstanding LIBO Rate Tranche and a Base Rate Tranche may be converted as provided herein, provided that (1) no Base Rate Tranche may be converted into a LIBO Rate Tranche when any Default or Event of Default has occurred and is continuing, (2) partial conversions of a Base Rate Tranche to a LIBO Rate Tranche shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (3) partial conversions of a LIBO Rate Tranche to a Base Rate Tranche shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (4) no Tranche may be converted into a LIBO Rate Tranche after the date that is one month prior to the Maturity Date, and (5) any such conversion may only be made if, after giving effect thereto, Section d(3) of this Article IV hereof shall not have been contravened.

	  (2)Any LIBO Rate Tranche may be continued as such upon the expiration of a LIBOR Interest Period with respect thereto by the Borrower giving the Lender at least three Business Days' prior irrevocable written notice of such continuance; provided, that no LIBO Rate Tranche may be continued as such (1) when any Default or Event of Default has occurred and is continuing and the Lender has determined that such a continuation is not appropriate or (2) after the date that is one month prior to the Maturity Date, and provided, further, that if the Borrower shall fail to give such written notice or if such continuation is not permitted, then the Borrower shall be deemed to have converted said LIBO Rate Tranche to a Base Rate Tranche upon the expiration of the then current LIBOR Interest Period.

	  (3)All borrowings, conversions and continuations of the Revolving Loans hereunder and all selection of LIBOR Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto the aggregate principal amount of the Revolving Loans constituting a LIBO Rate Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof.


				      ARTICLE V

			     CERTAIN GENERAL PROVISIONS



	  a.Payments to Lender. All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Lender at the Lender's office at 210 Baronne Street, New Orleans, Louisiana 70112, or at such other location that the Lender may from time to time designate in writing to Borrower, in each case in immediately available funds.

	  b.No Offset, etc.. All payments by Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, Borrower will pay to the Lender, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lender to receive the same net amount which Lender would have received on such due date had no such obligation been imposed upon Borrower. Borrower will deliver promptly to the Lender certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder or under such other Loan Documents.

	  c.Computations. All computations of interest on the Loans and of commitment or other fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "LIBOR Interest Period", whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Lender's books and records from time to time shall be prima facie evidence of the amounts so outstanding.

	  d.Inability to Determine LIBO Rate. In the event, prior to the commencement of any LIBOR Interest Period, the Lender shall determine or be notified that adequate and reasonable methods do not exist for ascertaining the LIBO Rate that would otherwise determine the rate of interest to be applicable to the Revolving Loans during any LIBOR Interest Period, the Lender shall forthwith give notice of such determination (which shall be conclusive and binding on Borrower) to Borrower. In such event the Revolving Loan will automatically, on the last day of the then current LIBOR Interest Period thereof, become a Base Rate Loan until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify Borrower.

	  e.Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for the Lender to make available, or maintain in effect, the LIBO Rate, the Lender shall forthwith give notice of such circumstances to Borrower and thereupon the Revolving Loans shall be converted automatically to a Base Rate Loan on the last day of the then current LIBOR Interest Period or within such earlier period as may be required by law. Borrower hereby agrees promptly to pay the Lender, upon demand by the bank, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this paragraph, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make available, or maintain in effect, the LIBO Rate for the Revolving Loans.

	  f.Additional Costs, etc.. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

	  (1)subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Loan Agreement, the other Loan Documents or the Indebtedness (other than taxes based upon or measured by the revenue, income or profits of the Lender), or
	  (2)materially change the basis of taxation (except for changes in taxes on revenue, income or pots) of payments to the Lender of the principal of or the interest on the Indebtedness of any other amounts payable to the Lender under this Agreement or the other Loan Documents, or
	  (3)impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of
	  law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or
	  (4)impose on the Lender any other conditions or requirements with respect to this Loan Agreement, the other Loan Documents, the Indebtedness, or any class of loans of which the Indebtedness forms a part, and the result of any of the foregoing is
	  (i)to increase the cost to the Lender of issuing Credits or making, funding, issuing, renewing, extending or maintaining the Indebtedness, or
	  (ii)to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of such the Indebtedness, or
	  (iii)to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from Borrower hereunder, then, and in each such case, Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregoing interest or others sum.
	  g.Capital  Adequacy.   If  after   the  date  hereof  the  Lender
	  determines  that  (a)  the adoption of  or  change  in  any  law,
	  governmental rule, regulations, policy guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Lender or any corporation controlling the Lender with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Lender's Loans to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Lender to be material, then the Lender may notify Borrower of such fact. Borrower agrees to pay the Lender for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by the Lender of a certification in accordance with paragraph. The Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

	  h.Certificate. A certificate setting forth any additional amounts payable pursuant to Article V, Sections f and g, and a complete explanation of such amounts which are due, submitted by the Lender to Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

	  i.Indemnity. Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense that the Lender may sustain or incur as a consequence of (a) default by Borrower in payment of the principal amount of or any interest on any Indebtedness as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBO Rate in effect for the Revolving Loans, or
	  (b) the making of any payment of Indebtedness on a day that is not the last day of the applicable LIBOR Interest Period, including interest or fees payable by the Lender to Lenders of funds obtained by it in order to maintain its LIBO Rate in effect for the Revolving Loans.


				     ARTICLE VI

				       CREDITS


	  a.The Credits. Upon the written application of Borrower, in substantially the form of Exhibit "B" (the "Credit Application"), executed by Borrower (or by any one of the persons designated by Borrower in writing to Lender in accordance with the terms hereof), Lender agrees, upon satisfaction of the terms and conditions of this Agreement and upon approval by Lender (in its sole discretion) of the terms of the requested Credit to be issued pursuant to the Credit Application, that it will issue an irrevocable standby letter of credit for the account of Borrower (a "Credit") substantially in accordance with the Credit
	  Application. Each Credit issued hereunder shall expire on a business day not later than the Maturity Date. In no event shall a Credit be issued by Lender if the sum of the face amount thereof when added to the aggregate unfunded amount of Credits then outstanding plus the aggregate principal amount of the Revolving Loans at such time outstanding exceeds the lesser of
	  (i) $15,000,000.00, or (ii) the Net Collateral Value in effect at such time.

	  b.Issuance of Credits. Each Credit shall be issued not later than three (3) Business Days after receipt by lender of the Credit Application related thereto. No later than 12:00 noon (New Orleans time) on the third Business Day following receipt of the Credit Application and upon fulfillment of the applicable conditions set forth in this Agreement, Lender shall issue its Credit. Lender may rely fully and completely upon the authority of the signatory of the Credit Application and the contents thereof unless such authority is terminated by written notice delivered to Lender, and any such termination of authority shall be effective only prospectively.

	  c.Credit Commission. Borrower agrees to pay to Lender the standard fees charged and established by Lender from time to time for the issuance of letters of credit (the "Credit Commission") with respect to each Credit created by Lender hereunder. Payment of such Credit Commission with respect to each Credit created by Lender shall be paid in advance on the date of issuance of the Credit.

	  d.Credit Obligations. Borrower agrees unconditionally to pay Lender on demand in United States currency at Lender's principal office in New Orleans, Louisiana, the amount required to pay (a) any and all drafts drawn and any and all demands made or purported to be made under any Credit which complies with any such Credit's terms and conditions for payment, (b) any and all costs, charges, fees and/or expenses incurred or paid by Lender in connection with any Credit, and (c) interest on such amounts described above under (a) and (b) as hereinafter provided (the "Credit Obligations"). In the event of any drafts drawn and any and all demands made under any Credit are payable in foreign currency, Borrower agrees to make the aforementioned payment to Lender in United States currency at Lender's selling rate for cable transfers to the place of payment of such Draft on the date of such payment. Such obligation of Borrower shall be deemed a Credit Obligation hereunder. Borrower further agrees to comply with any and all governmental currency exchange regulations or requirements now or hereafter applicable to such Credit or to any drafts related thereto. Borrower further authorizes Lender, at its option, to compensate itself by applying any part or all of the balance of any deposit account or certificate of deposit which Borrower may maintain with Lender, at any time, whether or not the deposit is mature, and/or any and all monies or property or interest of any kind now or hereafter in Lender's hands, or in transit to or from Lender, and belonging to Borrower, to the payment, in whole or in part, of the amount of any draft and all interest, costs and attorney's fees which Borrower may owe Lender pursuant to this Agreement. In the event a Credit Obligation is not paid when demanded by Lender, Borrower agrees to pay to Lender on demand a sum equal to the amount of the Credit Obligation, plus interest thereon from the date the Credit Obligation is demanded by Lender until paid at the Base Rate. A payment shall not be deemed made until funds therefor have been actually collected and made available to Lender. Upon the occurrence of an Event of Default hereunder, Borrower agrees to pay to Lender on demand a sum equal to the aggregate unfunded amounts of all Credits outstanding, together with interest thereon at the interest rate then being charged for Revolving Loans (such obligation of Borrower shall be deemed a Credit Obligation as such term is used herein). Upon the occurrence of such Event of Default, Lender may exercise its right of offset and compensation set forth above in this paragraph. Any amount which Lender offsets or which Borrower may pay to Lender in excess of drafts actually drawn on any outstanding Credits shall be held by Lender in pledge to secure the payment of future drafts until Lender's obligation to make Loans has been terminated, all Indebtedness has been paid in full, and no further Credits are outstanding.

	  e.Revolving Credit Loans. In the event that Credit Obligations owed Lender are not paid when due for any reason including Credit Obligations arising upon occurrence of an Event of Default hereunder, notwithstanding the limitation contained in Article II, Section h(1) hereof, such Credit Obligations shall be immediately paid by Borrower pursuant to a Revolving Loan in the amount of such Credit Obligations. Such Credit Obligations shall be immediately converted to a Revolving Loan by Lender and shall be evidenced by the Note. If at any time any Event of Default occurs and any portion of any Credits remains unfunded, Borrower shall pay to Lender in cash for application to future drawings under the outstanding Credits, an amount equal to the aggregate unfunded portion of the outstanding Credits. If Borrower does not pay such amount on demand, notwithstanding the limitation contained in Article II, Section h(1), such amount shall be immediately paid by Borrower by a Revolving Loan to Borrower from Lender. Such amount shall be immediately converted to a Revolving Loan by Lender and shall be evidenced by the Revolving Note. The amount of such Revolving Loan shall be held by Lender in pledge securing Borrower's obligations under this Agreement, with Borrower hereby granting Lender a continuing security interest in such funds as security for the Indebtedness until Lender's obligation to make Revolving Loans has terminated, all Indebtedness has been paid in full, and no further Credits are outstanding.



				     ARTICLE VII

				SECURITY INSTRUMENTS


	  As security for the Indebtedness, Borrower and the other Grantors have heretofore or contemporaneously herewith furnished to Lender the Security Instruments. Borrower hereby confirms and acknowledges that such Security Instruments to which it is a party (including those previously granted) shall secure the Indebtedness as herein defined, and Borrower agrees that it shall cause the other Grantors to provide the Lender with similar confirmations and acknowledgments of the Security Instruments previously granted by them. In addition, Borrower shall execute and deliver (and cause the other Grantors to execute and deliver) to Lender all amendments to the Security Instruments as shall be reasonably requested by Lender to adequately secure payment of the Indebtedness as herein described.



				    ARTICLE VIII

			   REPRESENTATIONS AND WARRANTIES


	  In order to induce Lender to make the Loans, Borrower hereby represents, warrants and covenants to Lender as follows:

	  a.Status of Borrower and Grantors. Each of Borrower and the Grantors is a corporation duly incorporated, validly existing, and in good standing under the laws of its state of organization (other than S&H, which is limited liability company duly organized under the laws of the State of Louisiana), is duly qualified and in good standing as a foreign corporation (or, with respect to S&H, as a limited liability company) and authorized to do business in all jurisdictions where such qualification is necessary, has corporate or other organizational power to execute and deliver this Agreement and the Security Instruments to which it is a party, and to perform in accordance with this Agreement and all transactions contemplated hereby, and is in compliance with all laws and rules and regulations of legally constituted authorities.

	  b.No Legal Bar or Resultant Lien. This Agreement, the Notes, the Security Instruments, and all other documents which have been or which are to be executed by Borrower or the Grantors in connection with the Indebtedness do not and will not violate Borrower's or any of the Grantors' organizational documents, or any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which Borrower or any of the other Grantors is subject, or any indenture, mortgage, deed of trust, credit agreement, lease or other instrument to which Borrower or any of the other Grantors or any of their property is bound, and do not conflict with or result in a breach or constitute a default under any such instrument, or result in the creation or imposition of any lien upon Borrower's or any other Grantor's property other than those contemplated by this Agreement.

	  c.Reports/Financial Statements. All information, reports, papers, financial statements and data given by Borrower and Grantors to Lender pursuant to this Agreement, or otherwise provided, were prepared in accordance with Generally Accepted Accounting Principles and are complete, accurate and correct in all material respects, and there are no known material contingent liabilities of Borrower or of the Subsidiaries of Borrower not reflected in such reports, papers, financial statements or data. In addition, no information, exhibit or report furnished by Borrower or Grantors to Lender in connection with the negotiation of this Agreement and the Loans contain any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading. There has been no material adverse change in the condition (financial or otherwise), business or operations of Borrower or its Subsidiaries since the date of the last financial reports on such entities delivered to Lender in accordance with the Prior Agreement.

	  d.Defaults. Neither Borrower nor any of the other Grantors is in default (in any respect which materially and adversely affects their business, properties, operations or condition, financial or otherwise) under any indenture, mortgage, deed of trust, contract, agreement or other instrument to which it is a party or by which it is bound, and neither Borrower nor any of the other Grantors has failed to comply with (in any respect which materially and adversely affects their businesses, properties, operations or condition, financial or otherwise) any order, writ, injunction, judgment, decree or any statute, rule or regulation, except as disclosed to Lender in writing.

	  e.Taxes/Governmental Charges. Borrower and the other Grantors have filed or caused to be filed all federal, state and local tax returns and reports required to be filed, and have paid all taxes, assessments, fees and other governmental charges levied upon Borrower or such other Grantors or their properties or income, which are due and payable, including interest and penalties, or have provided adequate reserves for the payment thereof.

	  f.Suits. There are no actions, suits or proceedings pending, at law or in equity, or before any Governmental Authority, or, to the knowledge of Borrower, threatened against Borrower or any Grantor or any of their respective properties, which, in the judgment of Borrower, would materially and adversely affect the financial condition of any of Borrower or any of the other Grantors, or the ability of Borrower, the Subsidiaries of Borrower or any of the other Grantors to perform their obligations hereunder, under the Notes or under the Security Instruments to which they are parties.

	  g.Governmental Consent, etc. Neither Borrower nor any of the other Grantors is required to obtain any order, consent, approval or authorization of, or required to make any declaration or filing with any Governmental Authority or Persons in connection with the execution or delivery of this Agreement and the negotiation, offer, issue and delivery of the Notes pursuant hereto, or in connection with the execution, delivery, and/or amendments of the Security Instruments (and the confirmations and acknowledgments thereof) other than routine periodic filings with Governmental Authorities which filings have been duly made by Borrower and Grantors.

	  h.Other Agreements. Neither Borrower nor any of the other Grantors is a party to any contract or agreement made other than in the ordinary course of business which, in the opinion of Borrower, is a burdensome contract or agreement materially and adversely affecting the business operations or financial condition of Borrower or any of the other Grantors.

	  i.Brokers, etc. Neither Borrower nor anyone acting on its behalf has dealt with any broker, finder, commission agent or other similar person in connection with the Loans or the transactions contemplated by this Agreement.

	  j.Employee Retirement Income Security Act of 1974. Neither Borrower nor any of the other Grantors has incurred (i) any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 and any amendments thereto, (the "Act") or (ii) any material liability to the Pension Benefit Guaranty Corporation established under the Act (or any successor thereto) in connection with any employee benefit plan established or maintained by it, nor have Borrowers or any Grantor had any tax assessed against them by the Internal Revenue Service for any alleged violation under Section 4975 of the Code. To Borrower's knowledge, no prohibited transaction within the meaning of such Section 4975 of the Code has occurred with respect to any employee benefit plan established or maintained by Borrower or any of the other Grantors.

	  k.Binding Indebtedness. The execution, delivery and performance of this Agreement, the Notes, the Security Instruments, and all other documents to be executed by Borrower and/or any of the other Grantors have been duly authorized by all necessary action and constitute valid and binding obligations of Borrower and each such Grantor, enforceable in accordance with their respective terms.

	  l.Ownership of Collateral. Borrower and the other Grantors each own their respective Accounts and other properties subject to a security interest in favor of Lender pursuant to the Security Instruments free and clear of any other assignments, pledges, liens, mortgages, security interests or charges other than those in favor of Lender and other Permitted Liens. All of the Accounts of Borrower and the other Grantors are currently billed and invoiced in their own respective names and will continue to be billed in their own respective names so long as any principal or interest is outstanding under, or so long as Lender is obligated to make, the Loans.

	  m.Environmental Matters. To Borrower's actual knowledge, all properties owned by Borrower and/or each of the other Grantors never have been, and never will be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., the Louisiana Environmental Affairs Act, La. R.S. 30:2001 et seq., or other applicable requirements of any Governmental Authority or regulations adopted pursuant to any of the foregoing (collectively, the "Environmental Laws"), except for (i) the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance in the ordinary course of business in compliance with applicable Environmental Laws, (ii) releases of any hazardous waste or
	  substance (a) in amounts which do not require remediation pursuant to applicable Environmental Laws, (b) which do not subject Borrower or any of the other Grantors to liability which is likely to materially adversely affect the business, operations or financial condition of Borrower or any of such other Grantors, taken as a whole, and (c) which do not present any danger to health, safety or the environment, and (iii) releases of any hazardous waste or substance which might require remediation under applicable Environmental Laws, but for which the liability resulting from such release or the remediation thereof is not likely to materially adversely affect the business, operations or financial condition of Borrower or any of the other Grantors, taken as a whole. Borrower represents and warrants that it and the other Grantors are in material compliance with all Environmental Laws affecting each of them and their properties.

	  n.Subsidiaries and Affiliates. Borrower has no other Subsidiaries or Affiliates other than S & H, APM, AMC, Big Inch Marine Systems, Inc., AOD Holdings, Inc., American International Diving Limited (a Cayman Islands corporation), American Oilfield Divers (Nigeria) Ltd. (a Nigerian corporation), American International Diving, Ltd. (Dubai, UAE Branch), American Inland Divers, Inc. (a Louisiana corporation), American Inland Divers, Inc. (a Kansas corporation), American Inland Marine, Inc. (an Ohio corporation), Big Inch Marine Systems, Ltd. (a U.K. corporation), Tarpon Systems, Inc., and American Pollution Control, Inc.



				     ARTICLE IX

				CONDITIONS PRECEDENT


	  The obligation of Lender to make Loans or to issue Credits under this Agreement is subject to the satisfaction of the following conditions precedent prior to the initial funding of the Loans and the initial issuance of Credit hereunder, and each subsequent advance of any Loans or the issuance of Credits shall remain subject to the continued satisfaction of each of the following conditions precedent as of the date of any such subsequent advance of Loans or issuance of Credits:

	  a.Borrowing Base Certificate. Lender shall have received the Borrowing Base Certificate from Borrower as of the end of the immediately preceding month.

	  b.Interim Financial Statements. Lender shall have received Borrower's Financial Statements for Borrower's fiscal quarter ending on January 31, 1996 (and, subsequent to the date hereof, all the Financial Statements as called for under Article X, Section b hereof) which Financial Statements shall, in the sole opinion of Lender indicate no material adverse changes, either in any case or in the aggregate, in the assets, liabilities,
	  financial condition, business, operation, affairs or circumstances of Borrower or any Grantor from those represented to Lender or from those reflected in the Financial Statements last delivered to Lender.

	  c.Representations, Warranties and Covenants. The representations, warranties and covenants of Borrower and the other Grantors set forth in this Agreement, in the Security Instruments, and in any other documents furnished to Lender in connection herewith, shall be true and correct as of the date hereof (and on the date of any subsequent advance of Loans hereunder or the date of issuance of any Credits hereunder) and with the same effect as though such representations, warranties, and covenants had been made on and as of such date.

	  e.This Agreement, the Notes and the Security Instruments. Borrower shall have duly and validly issued, executed and delivered to Lender this Agreement, and this Agreement shall have been duly executed and delivered by APM, AMC, and S & H as intervenors. Borrower shall have duly and validly issued, executed and delivered to Lender the Notes. The other Grantors shall each have duly and validly issued, executed and delivered to Lender the Guaranties, the Ship Mortgages and the Security Agreements (as well as such ratifications, confirmations and/or amendments to the Security Instruments previously granted to secure all Indebtedness arising pursuant to this Agreement as may be reasonably requested by Lender from time to time). Borrower shall have granted Lender a security interest to Lender in the Collateral Account pursuant to the terms of Article III, Section a hereof. All of the foregoing shall be in form and substance satisfactory to Lender, each in sufficient number of executed originals and counterparts.

	  f.No Default. At the time of advance of any Funds under any of the Loans, no Event of Default shall have occurred and be continuing, and there shall not have occurred any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, an Event of Default.

	  g.No Material Adverse Changes. At the time of advance of any Funds under any of the Loans, there shall not have occurred, in the sole opinion of Lender, any material adverse change to the assets, liabilities, financial conditions, businesses, operations, affairs or circumstances of Borrower and its Consolidated Subsidiaries, taken as a whole, from those represented to Lender or from those reflected in the Financial Statements (all of which shall have been delivered to Lender in accordance with Article X, Section b hereof) or by the facts warranted or represented in any Security Instrument, or this Agreement.

	  h.Counsel  for  Lender.   All  legal   matters  incident  to  the
	  transactions  herein  contemplated  shall  be   satisfactory   to
	  Lender's counsel.

	  i.Opinions. Lender shall have received the favorable opinion of Borrower's attorney acceptable to Lender's counsel regarding all aspects of this Agreement and any other documents or transactions contemplated hereby.

	  j.Miscellaneous. Lender shall have received the following from Borrower in form and substance satisfactory to Lender:

	  (1)Resolutions. Copies of all necessary resolutions of Borrower and the other Grantors authorizing the execution, delivery and performance of this Agreement, the Notes, the Security Instruments and all documents to be delivered by Borrowers hereunder certified by the secretary of the Borrower or the secretaries of the other Grantors (which certificates shall state that such resolutions are in full force and effect);

	  (2)Certificates of Secretary. A certificate of the Secretary of the Borrower certifying that there have been no amendments to its articles of incorporation or bylaws, attached to which is a Compliance Certificate in the form of Exhibit "C" attached hereto;

	  (3)Certificates of Good Standing. Certificates of the Secretary of State of their respective states of incorporation, dated as of a date within thirty (30) days of this Agreement, as to the existence and good standing of the Borrowers and each of the other Grantors; and similar evidence that American International Diving Limited is duly incorporated and in good standing under the laws of the Cayman Islands; and

	  (4)Other. Such other documents, instruments, approvals (and, if requested by Lender, certified duplicates of executed copies thereof) or opinions as Lender may reasonably request.



				      ARTICLE X

				AFFIRMATIVE COVENANTS


	  a.Obligation for Costs. Borrower will promptly pay all legal costs and reasonable attorneys' fees incurred by Lender in connection with the preparation of any commitment letter issued by Lender to Borrower, this Agreement, the Notes, the Security Instruments (and all ratifications, confirmations and/or amendments thereto) and all other documentation contemplated hereby (including any subsequent amendments). Borrowers will, upon request, promptly reimburse Lender for all amounts expended, advanced or incurred by Lender (i) to satisfy any obligation of Borrower, its Subsidiaries or of any Grantor under this Agreement, under the Security Instruments, or to protect the property of Borrower or of any Grantor, or (ii) after an Event of Default to collect the Notes or to enforce the rights of Lender under this Agreement or any Security Instrument, which amounts will include all court costs, reasonable fees of attorneys, auditors and accountants, and investigation expenses incurred by Lender in connection with any such matters, together with interest.

	  b.Financial Statements. Borrower and its Subsidiaries will maintain their financial reporting in accordance with Generally Accepted Accounting Principles consistently applied, and Borrower and its Subsidiaries, as applicable, will furnish or cause to be furnished to Lender the following reports:

	  (1)Annual Reports of Borrower and its Subsidiaries. As soon as available and in any event within ninety (90) days of the end of each fiscal year, audited Financial Statements of Borrower and its Subsidiaries as of the end of and for each such fiscal year together with the notes thereto, prepared in reasonable detail and in accordance with Generally Accepted Accounting Principles applicable to businesses such as Borrower's and its Subsidiaries', consistently applied and duly certified by the public accounting firm of Price Waterhouse LLP (or another independent certified public accounting firm of national standing, which shall be selected by Borrower and shall be acceptable to Lender).

	  (2)IRS Forms. Immediately upon request of Lender, Forms 1120 and all schedules and attachments thereto as submitted annually to the Internal Revenue Service by Borrower and its Subsidiaries.

	  (3)Quarterly Reports. As soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter, unaudited Financial Statements of Borrower and its Subsidiaries as of the end of and for each such quarter, certified by the chief executive officer or chief financial officer or principal accounting officer of Borrower to be true and correct, and that there does not exist, as of the date of said certification, any condition or event which constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or, if an Event of Default is disclosed, a statement specifying the nature and period of existence of such Event of Default.

	  (4)Borrowing Base Certificate. Within thirty (30) days of the end of each month, Borrower shall transmit to Lender a Borrowing Base Certificate (which shall list both separately and combined the Account data for (a) the Accounts of American International Diving Limited and the Foreign Account of each other Grantor, and
	  (b) all other Accounts of all Grantors other than American International Diving Limited) as of the end of the preceding month, and certified by Borrower's credit manager or its chief financial officer or its principal accounting officer.

	  (5)Aging of Accounts Receivable and Payable. Within thirty (30) days of the end of each fiscal quarter, Borrower shall transmit to Lender an aging of the Accounts receivable and payable of Borrower and the other Grantors as of the end of the preceding fiscal quarter.

	  (6)Other  Information.   With  reasonable promptness, such  other
	  information concerning the business affairs and conditions of Borrower and its Subsidiaries as Lender may reasonably request.

	  (7)Officer's Certificate. With each report submitted to satisfy any condition under Article IX hereof or submitted pursuant to any covenant under Article X hereof Borrower shall provide to Lender a Compliance Certificate substantially in the form of Exhibit "C", attached hereto.

	  c.Rules and Regulations. Borrower agrees to (and agrees to cause the other Grantors to) observe and abide, in all material
	  respects, by all laws, rules and regulations of legally constituted authorities from time to time in force and effect relating to the conduct of their businesses.

	  d.Engaging in Other Business Activity. Borrowers agree not to (and to cause the other Grantors not to) at any time while any principal or interest shall be unpaid under the Notes or for so long as Lender has a commitment to make Revolving Loans or to issue Credits, engage in any business activity other than commercial underwater diving and related activities, and other activities as presently conducted by Borrower and the other Grantors, without the prior written approval of Lender.

	  e.Insurance. Borrower and Grantors will keep their insurable properties insured by financially sound and reputable insurers satisfactory to Lender against such risks and in such amounts as are deemed prudent by Borrower and the other Grantors but, with respect to Borrower, at least to the extent customary with
	  respect to like properties of companies conducting similar businesses. As to any vessels covered by the Ship Mortgages and other tangible property affected by the Security Instruments, the Borrowers and the Grantors of such Security Instruments shall procure and maintain the insurance required by the Security Instruments (which, in the case of the vessels covered by the Ship Mortgages, shall at all times be insured for an aggregate amount which shall at all times exceed 110% of the amount of the Term Loan, regardless of any contrary provisions contained in the Ship Mortgages). Borrowers will maintain and will cause the Grantors to maintain in full force and effect public liability and workmen's compensation insurance to the extent customary with respect to companies conducting similar businesses. Upon request, Borrower will furnish (and cause the other Grantors to furnish) Lender with such documentation as Lender may require in order to establish and verify that all such insurance is in effect and the premiums therefor have been paid.

	  f.Maintenance of Properties. Borrower and the other Grantors will maintain, preserve, protect and keep all properties used or useful in the conduct of their operations and businesses in good repair, working order and condition, and from time to time make such repairs, renewals, replacements and improvements thereto as may be necessary or advisable to conduct such operation.

	  g.Taxes. Borrowers and the other Grantors will pay or cause to be paid when due, all taxes, assessments, governmental charges or levies imposed upon them or on any of their properties provided, however, Borrower and the other Grantors shall have the right to contest such in good faith. Upon request, Borrower will furnish (and cause the other Grantors to furnish) Lender with such documentation as Lender may require in order to establish and verify that all such taxes, assessments, charges or levies have been paid.

	  h.Payment of Amounts Due, etc. Borrower will make all payments of principal and interest of the Notes or any subsequent notes in accordance with the terms thereof and Borrower and the other Grantors will observe, perform and comply with each of the covenants, terms and conditions contained herein, therein, in the Security Instruments, and in all other documents and instruments required hereby or incident or collateral hereto.

	  i.Information and Inspection. Borrower will furnish (and cause the other Grantors to furnish) to Lender from time to time with reasonable promptness, upon the request of Lender, full
	  information pertinent to any covenant, provision or condition hereof or to any matter in connection with their businesses and, at all reasonable times and as often as Lender shall reasonably request, permit any authorized representative designated by Lender to visit and inspect any of their properties, including their financial books and records (and to make extracts therefrom), and to discuss their affairs, finances and accounts with their officers, accountants and the board of directors of Borrower any of any other Grantor.

	  j.Compliance with Agreement, etc. Borrower will use its best efforts to advise Lender of any event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default or a default in the performance by Borrower or any of the other Grantors of any covenant or agreement contained in any other agreement which is material to their businesses to which Borrower or any of the other Grantors is a party or by which Borrower or any of the other Grantors are bound.

	  k.Additional Documentation. Borrower agrees to (and agrees to cause the Grantors to) promptly cure any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments, and this Agreement. Borrower shall, at its expense, promptly execute and deliver (and to cause the other Grantors to execute and deliver) to Lender upon Lender's reasonable request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Borrower and the other Grantors in the Security Instruments, and this Agreement, or to correct any omissions in the Security Instruments, or this Agreement, or more fully to state the security obligations set out herein or in any of the Security Instruments, or to make any recordings, to file any notices, or obtain any consents, all as may be necessary or appropriate in connection therewith.

	  l.Delivery of Agreement to Accountant. Upon execution of this Agreement, Borrower shall deliver to its independent certified public accounting firm, Price Waterhouse LLP, a complete copy of this Agreement and all exhibits hereto. Immediately upon selection of any replacement of its independent certified public accounting firm pursuant to Section b(1) of this Article, Borrower shall deliver to such replacement accounting firm a complete copy of this Agreement and all exhibits hereto.

	  m.Cash Flow Coverage. Borrower and its Consolidated Subsidiaries shall maintain Cash Flow Coverage for each twelve-month period ending on the last day of each fiscal quarter of Borrower of not less than 1.5 to 1.0.

	  n.Current Ratio. Borrower and its Consolidated Subsidiaries shall maintain Current Assets of not less than 1.25 times Current Liabilities as of the end of each fiscal quarter while any Indebtedness is outstanding.

	  o.Minimum Tangible Net Worth. Borrower and its Consolidated Subsidiaries shall at all times maintain Tangible Net Worth in an amount of not less than $35,500,000.00, plus 50% of all net income of Borrower and its Consolidated Subsidiaries (with no deduction for net losses) derived after October 31, 1995 (on a cumulative basis), as of the end of each fiscal quarter while any Indebtedness is outstanding.

	  p.Debt to Worth Ratio. Borrower and its Consolidated Subsidiaries shall maintain a ratio of total liabilities, both current and long term, to Tangible Net Worth, of not more than
	  1.0 to 1.0 as of the end of each fiscal quarter while any Indebtedness is outstanding.

	  q.Compliance with Environmental Laws. (A) Borrower shall comply in all material respects with and shall cause the other Grantor and all of its own and the other Grantors' employees, agents, invitees or sublessees to comply in all material respects with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, processing, treatment, removal, transportation, storage and handling of hazardous or toxic wastes and substances, and pay immediately when due the cost of removal or remediation of any such waste or substances, and keep its and their properties free of any lien imposed pursuant to any such laws, rules, regulations or orders. Borrower and the other Grantors shall not install or permit their employees, agents, invitees or sublessees to install friable asbestos or any substance containing asbestos, or any machinery, equipment or fixtures containing polychlorinated biphenyls
	  (PCBs), in or on their properties. With respect to any such material or materials currently present in or on any of the properties of Borrower and of the other Grantors, Borrower shall promptly comply and shall cause the other Grantors to promptly comply with applicable federal, state, or local laws, rules, regulations or orders regarding the safe removal thereof, at Borrower's sole expense.

	  (B)Borrower shall give notice to Lender as soon as reasonably possible and in no event more than ten (10) days after it acquires knowledge of the presence of any hazardous materials, wastes or conditions regulated by any Environmental Laws on the properties of it or its Subsidiaries or elsewhere for which Borrower op any of the other Grantors may have legal responsibility, except where the presence of the hazardous material, wastes or condition does not require reporting,
	  remediation or other response pursuant to applicable Environmental Laws, with a full description thereof; Borrower agrees to take, and agrees to cause the other Grantors to take, any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any Environmental Laws requiring Borrower or any Grantor to remove, treat or dispose of such hazardous materials, wastes or conditions at the expense of Borrower or such Grantor (or one or more third parties other than Lender), and to provide Lender with satisfactory evidence of such compliance. Borrower shall not be deemed to have breached or violated this Section insofar as it requires compliance with applicable Environmental Laws if it or such Grantor is challenging in good faith by appropriate proceedings diligently pursued the application or enforcement of such Environmental Laws for which adequate reserves have been established in accordance with generally accepted accounting principles.

	  (C)Borrower (i) releases and waives any future claims against Lender for indemnity or contribution in the event Borrower or any of the other Grantors become liable for remediation costs under any Environmental Laws, and (ii) agrees to defend, indemnify and hold harmless Lender from any and all liabilities, (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against Lender by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto any property of Borrower or Grantors of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of any property of Borrower or any of the Grantors or the applicability of any Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree), regardless of whether or not caused by or within the control of Borrower or any of the Grantors. Notwithstanding the foregoing, the release, waiver and indemnities contained in this Section shall apply only to such actions, events or claims which arise as a result of or in connection with Lender's relationship to any properties of Borrower or of Grantors pursuant to its loans to Borrower (including, without limitation, any actions, events or claims arising solely by virtue of Lender's security interest in such properties of Borrower or Grantors or its enforcement thereof, or by virtue of Lender's actual or alleged control of Borrower and/or any of the other Grantors). The covenants and indemnities contained in this Section shall survive termination of this Agreement.

	  r.Delivery of New Appraisals. Borrower shall, within ninety (90) days of the date of this Agreement, and thereafter, upon demand of Lender (which demand shall not be made more than annually), provide Lender with current appraisals of all vessels presently subject to the Ship Mortgages, prepared by a marine surveyor acceptable to Lender.


				     ARTICLE XI

				 NEGATIVE COVENANTS


	  a.Nature of Operation. Borrower will not permit any material change to be made in the character of its respective operations (or that of its Subsidiaries) as carried on as of the date hereof.

	  b.Mergers, Dispositions, Name Change, etc. Borrowers will not merge with or into any other Person except its current Subsidiaries and Affiliates of Borrower, nor will Borrower form, incorporate or purchase any additional Subsidiaries or Affiliates if a violation of this Agreement would result. Neither Borrower nor any Grantor shall sell, assign, lease, transfer, convey, mortgage, pledge, hypothecate or otherwise dispose of or encumber (whether in one transaction or in a series of transactions) any stock of any Subsidiary or Affiliate or all or substantially all of their assets (whether now owned or hereafter acquired) except as provided herein or in the Security Instruments to any Person, without Lender's prior written consent, except in the ordinary course of its operation. Neither Borrowers nor any Grantor shall adopt any plan of liquidation. Borrower and the other Grantors will not enter into any agreement, contract or transaction with any Subsidiary or Affiliate, if the terms, provisions and conditions of such agreement, contract or transaction (i) would have a reasonable likelihood of materially adversely affecting Borrower's or any such Grantor's ability to comply with the terms and conditions of this Agreement, the Security Instruments, and the repayment of the Loans or (ii) would differ from the terms, provisions and conditions under which Borrower or any such Grantor presently conducts business and operations with its Subsidiaries and Affiliates. Borrowers will not change (nor will it allow any Grantor to change) its name as it presently appears on the records of the Louisiana Secretary of State or the records of any Governmental Authority or official where Borrower or Grantors are organized or conduct any business. Neither Borrowers nor any other Grantors shall change its principal place of business without giving prior written notice to Lender at least sixty days prior to such change.

	  c.Other Agreements. Borrower will not (nor will Borrower allow any of the Grantors to) amend, change, alter or enter into any agreement that has a reasonable likelihood of materially adversely affecting Borrower's or any such Grantor's ability to comply with the terms and conditions of this Agreement or the Security Instruments and the repayment of the Loans.

	  d.Restricted Payments. Borrower will not, directly or indirectly, through any Subsidiary or otherwise, declare, or make or incur any liability to make any Restricted Payment; provided, however, Borrower may, so long as no Event of Default has occurred or would result from the making of such Restricted Payment, pay or declare cash dividends in an aggregate amount not in excess of fifteen percent (15%) of the average of quarterly net income of Borrower and its Consolidated Subsidiaries after taxes (excluding from the computation of consolidated net income extraordinary gains) for the immediately preceding four fiscal quarters of Borrower.

	  e.Capital Expenditures. Borrower and its Consolidated Subsidiaries shall not approve, incur or commit to incur any capital expenditures in excess of the aggregate sum of $9,000,000.00 (excluding capital expenditures being financed with the Term Loan) during any fiscal year of Borrower without the
	  prior written consent of Lender; provided, however, that notwithstanding the foregoing, Borrower will not approve, incur or commit to incur, or permit any Consolidated Subsidiary to incur or commit to incur, any capital expenditures during the continuance of any Event of Default.


				     ARTICLE XII

				DEFAULT AND REMEDIES


	  a.Events of Default. Borrowers covenant, agree and stipulate that Lender may in its discretion declare any and all
	  Indebtedness to be immediately due and payable upon the happening, occurrence, or coming about of one or more of the following events, hereinafter sometimes called "Events of Default", said Events of Default being as follows, to-wit:

	  (1)Failure to Pay Interest or Principal. The failure of Borrower to pay any fee, interest or principal payable hereunder, or under the Notes or under the Security Instruments or on any Indebtedness or Debt owed to Lender after the same becomes due and payable, as and when same is due and payable whether at maturity or at a date fixed for the payment of any installment thereof or by acceleration or otherwise; or

	  (2)Failure to Perform. The failure of Borrower, the Subsidiaries of Borrower or Grantors to observe or perform any of the obligations to be observed or performed by Borrowers, Borrower's Subsidiaries or the Grantors under the terms of this Agreement, the Security Instruments, the Notes, or any document contemplated hereby or any other subsequent agreement with Lender and such failure shall continue unremedied for 30 days after receipt of written notice from Lender; or

	  (3)Failure to Pay Fee. The failure of Borrower to pay any attorney's fee, recordation fee, unused commitment fee or other fee to be paid by Borrower hereunder; or

	  (4)False Representation, Warranty, etc. Any representation, warranty or covenant by Borrower or any Grantor contained herein, in any of the Security Instruments, or in any other agreement now or hereafter existing between Borrower and/or any of the other Grantors and Lender shall at any time be or become incorrect, false, or misleading, or shall be breached in any respect; or

	  (5)Insolvency. Borrower or any of the other Grantors shall (a) become insolvent; (b) admit in writing its inability to pay its debts as they mature; (c) fail generally to pay its debts as they become due; (d) make a general assignment for the benefit of creditors; (e) be adjudicated a bankruptcy, or insolvent; or (f) file a voluntary petition in bankruptcy or a petition or an answer seeking an arrangement with creditors or to take advantage of any insolvency law, or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceedings; or

	  (6)Appointment of Receiver, etc. A court having jurisdiction in the premises shall enter a decree (i) appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or other such official for Borrower or any of the other Grantors or for any substantial part of their property; or (ii) ordering the winding up or liquidation of the affairs of Borrower or any of the other Grantors and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or

	  (7)Involuntary Bankruptcy, etc. Any proceedings shall be instituted against Borrower or any of the other Grantors under any applicable bankruptcy, reorganization, insolvency or other similar law now or hereafter in effect; and any decree or order issued pursuant to such proceeding shall remain unstayed and in effect for a period of thirty (30) consecutive days; or

	  (8)Failure to Pay Debt Owed Others. Borrower or any of the other Grantors shall fail to make when due, or within any applicable grace period, any payment of principal or interest required by any evidence of indebtedness for borrowed money, finance lease agreement, security agreement, or real estate mortgage held by any Person other than Lender, regardless of whether such failure shall thereafter be waived by the obligee thereof, or should Borrower or any of the other Grantors shall fail to comply with any other material provision of any such evidence of indebtedness, agreement or mortgage, which such failure shall be continuing without waiver or cure and which failure to make payment or to comply shall have a material adverse effect upon the financial condition of Borrower or any such Grantor; or

	  (9)Violation of Other Agreement. Borrower or any of the other Grantors knowingly violates any covenant or condition in any other agreement, which violation shall have a material adverse effect upon the financial condition of Borrower or such Grantor and such violation continues to be unremedied for 30 days after receipt of written notice from Lender; or

	  (10)Revocation of Authorization. The revocation, withdrawal, material modification, withholding or expiration of any authorization, license, consent, or approval of any Governmental Authority required for the completion of any of the Borrower's obligations under this Agreement or the continuance of the respective businesses of Borrower or of any other Grantor in any respect; or

	  (11)Default Under Security Instruments. Any default or event of default under the Notes or any of the Loan Documents.

	  b.Remedies.    Upon   the  occurrence  of  an  Event  of  Default
	  hereunder, Lender, at its option:

	  (1)Relief From Indebtedness. Shall be relieved of any further obligation to Borrowers and/or Grantors under this Agreement, the Notes, the Security Instruments or any other document, instrument or agreement or any obligation to any of Borrowers or the Grantors not evidenced by such writing; and

	  (2)Acceleration. Shall have the right to declare the Notes and the Security Instruments to be immediately due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest or notice of any kind (all of which are hereby expressly waived), and Lender may thereupon institute proceedings to collect and enforce the same; and

	  (3)Other Actions. Shall have the right to take any action which in Lender's own judgment may be necessary or advisable in order to fulfill the obligations of Borrowers, the Subsidiaries of Borrower or Grantors under this Agreement, the Notes, or the Security Instruments. Lender shall have the additional right to require that American International Diving Limited immediately execute and deliver to Lender such documentation as may be required under applicable law to grant Lender a first priority perfected lien and security interest in all of its Accounts, and Borrower agrees that it will cause such documentation to be executed and delivered to Lender by American International Diving Limited upon demand by Lender following the occurrence of an Event of Default. Any and all amounts expended by Lender in so doing shall constitute an additional indebtedness on the Revolving Loans made to Borrower; and

	  (4)Party Plaintiff. Any and all actions taken hereunder or under the Notes or the Security Instruments may, in Lender's sole discretion, be taken in Lender's name only, without the necessity of joining as a party plaintiff any participant in or other owner of any interest in the Loans, the Notes or the Security Instruments, and Borrower hereby waives any rights they it have to require that any such party be joined as a plaintiff in any such action.



				    ARTICLE XIII

				    MISCELLANEOUS


	  a.Notices. Any notice, request, demand, instruction or other communication to be given any party hereunder or in connection with the Loans (except pursuant to Article II, Section g hereof) shall be in writing and shall be deemed to be sufficiently given or served for all purposes if personally delivered or when deposited in the U.S. Mail by certified mail, return receipt requested, postage and registration charges prepaid, as to the following addresses:

	  If to Lender:First National Lender of Commerce
	  Energy Department
	  P. O. Box 60279
	  New Orleans, LA 70160
	  ATTN:  Mr. Cory Armand or
		       Mr. Michael Jesse Shannon

	  With copy to:Liskow & Lewis
	  One Shell Square
	  50th Floor
	  New Orleans, LA  70139
	  ATTN:  Wm. Blake Bennett

	  If to any of
	  the Borrowers
	  or Grantors:130 East Kaliste Saloom Road
	  Lafayette, LA 70508
	  ATTN:  Cathy M. Green, CFO

	  The addresses and addressees for the purposes hereof may be changed by giving notice of such change in the manner provided herein for giving notice. Unless and until written notice is received, the last address and addressees stated herein shall be deemed to continue in effect for all purposes.

	  b.Amendment, Entire Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but same may only be accomplished by an instrument in writing signed by the parties against whom enforcement of the change, waiver, discharge or termination is sought. This Agreement supersedes any commitment letter(s) and all prior written or oral agreements or understandings with respect to or in connection with the Loans.

	  c.Cumulative Effect. Each and every right, remedy and power granted to Lender hereunder shall be cumulative and in addition to any other right, remedy or power held by Lender now or hereafter existing in equity, at law, by statute or otherwise, and may be exercised by Lender, from time to time, concurrently or independently and as often and in such order as Lender may deem expedient.

	  d.Third Party Beneficiaries. Nothing in this Agreement shall be deemed to create any rights in favor of any person, firm or corporation not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third party, except in the case of the permitted successors and/or assigns of the parties hereto.

	  e.Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that, subject only to the provisions of any applicable bankruptcy law, Borrower may not assign or transfer any of its rights or obligations under this Agreement.

	  f.Section Headings. Article, section, subsection and subparagraph headings are inserted for convenience only and shall not affect any construction or interpretation of this Agreement or any provision thereof.

	  g.Governing Law. This Agreement and the Notes have been executed and delivered in the State of Louisiana, and shall be governed by and construed in accordance with the laws of said state without giving effect to any conflict of laws provisions. Borrower agrees that any action arising out of this Agreement, the Notes, or the Security Instruments or any other document required hereunder or any additions or substitutions therefor may be brought in any competent court in the Parish of Orleans, State of Louisiana.

	  h.No Waiver. In the event that Borrower or Grantors shall at any time during the term of this Agreement not perform any of their obligations hereunder or fail to satisfy any of the conditions set forth herein or in any of the Security Instruments, the fact that Lender shall not avail itself at that time of any remedy to which it may be entitled hereunder or under the Notes, or under any of the Security Instruments shall not constitute a waiver of any such remedy or of any of the obligations of Borrower or Grantors hereunder or thereunder.

	  i.Invalidity and Severability. In the event that any one or more of the provisions contained in this Agreement, the Notes, the Security Instruments, or any of the other documents and
	  instruments executed in connection herewith shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes, the Security Instruments, or any of the other documents and instruments, and this Agreement, the Notes, the Security Instruments, and such other documents and instruments shall be enforceable as if the invalid, illegal or unenforceable provision or provisions had not been included.

	  j.Survival of Agreements. All representations, warranties, covenants and agreements of Borrower or Grantors herein or in the Security Instruments not fully performed before the date of this Agreement shall survive such date. In addition, this Agreement shall continue in existence until the Loans and any extensions or renewals thereof, have been paid or discharged in full, all Credits have expired and all Credit Obligations have been paid in full, and Lender shall have no further commitment hereunder.

	  k.Mutual Release. Upon full payment and satisfaction of the Loans and the Credit Obligations and the interest thereon whether by payment, acquittance, discharge, release, remission, dation en paiement (deed in lieu) or by any other method, the parties hereto shall thereupon automatically each be fully, finally and forever released and discharged from any further claim, liability or obligation in connection with the Loans, the Credits, the Credit Obligations, this Agreement, the Notes, the Security Instruments, and any instruments or documents executed in connection herewith or any transactions contemplated herein. In connection with this provision, Borrower waives any right it may have in law or in equity to reject any acquittance, discharge, release or remission of its indebtedness under the Loans.

	  l.Waiver of Division, Discussion and Notice. Borrower expressly waives all pleas of division and discussion, as well as diligence on the part of Lender in the collection of the Indebtedness. Notice of the renewal or extension of the Loans or any one or portion(s) thereof or creation of any other Indebtedness and of demand, protest or notice of demand or nonpayment and notice of any action to establish the liability of any party on the Indebtedness are hereby expressly and severally waived. Lender shall have no obligation to notify any other party of any Borrower's failure to pay its Loans as they mature or any party's failure to pay any other Indebtedness as it matures, nor to use diligence in preserving the liability of any party on the Indebtedness, or in bringing suit to enforce collection of the Indebtedness.

	  m.No Exhaustion of Remedies. Lender shall not be required to pursue any other remedies before invoking the benefits of this Agreement or any Security Instrument. In particular, Lender shall not be required to exhaust its remedies against any party hereto or any or all security for the Indebtedness. Lender may, one or more times, in its sole discretion, and without notice to any other party, grant extensions, take and surrender securities, accept compositions, release or discharge any party, in whole or in part, grant releases and discharges generally, and make changes of any sort whatever in the terms of any and all agreements it may have with any party in relation hereto, all without affecting, altering, limiting or lessening the Indebtedness or any liability or obligation of any party hereto. Lender may, from time to time, at its sole discretion, and with or without valuable consideration or notice to any party, allow substitution or withdrawal of any and all security for the Indebtedness. Lender may, without in any manner impairing or diminishing the obligations of any other party, elect to pursue any available remedy against any party hereto or against any security for the Indebtedness, whether or not the exercise by Lender of any such remedy shall result in the loss to any party of any right to subrogation or right to proceed against any other party for reimbursement.

	  n.Originals. This Agreement shall be executed in multiple originals, each of which shall be deemed an original. In making proof of this agreement for any reason, it shall not be necessary to produce more than one original.

	  o.Counterparts. This Agreement may be executed in two or more original counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.


				     ARTICLE XIV

				    INTERVENTION


	  Now to these presents come and appear APM, AMC and S & H, who hereby acknowledge and consent to the transactions contemplated hereby. APM, AMC and S&H hereby confirm and ratify all prior Security Instruments executed by each of them, and agree that all such Security Instruments shall secure payment of all Indebtedness as defined herein. APM, AMC and S & H hereby agree that they shall no longer be parties to this Agreement, nor shall their consent be required for any further amendment, modification or restatement of this Agreement.


	  IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective on the day, month and year hereinbefore first written.


	  BORROWER:

	  AMERICAN OILFIELD DIVERS, INC.


	  By: /s/ Cathy M. Green
	  _____________________________
	  Cathy M. Green,
	  Vice President of Finance



	  INTERVENORS:

	  AMERICAN MARINE CONSTRUCTION, INC.


	  By: /s/ Cathy M. Green
	  _______________________________
	  Cathy M. Green,
	  Vice President of Finance


	  AMERICAN PACIFIC MARINE, INC.


	  By: /s/ Cathy M. Green
	  _______________________________
	  Cathy M. Green,
	  Vice President of Finance


	  S&H DIVING L.L.C.


	  By: /s/ Cathy M. Green
	  _______________________________
	  Cathy M. Green,
	  Vice President of Finance


	  LENDER:

	  FIRST NATIONAL BANK OF COMMERCE


	  By: /s/ Cory B. Armand
	  _____________________________
	  Cory B. Armand,
	  Vice President

				     EXHIBIT "A"

	  DATE:  _________________

	  First National Bank of Commerce
	  Attention:  M. Jesse Shannon/Cory B. Armand
	  Post Office Box 60279
	  New Orleans, LA 70160

	  Re:Borrowing Base Certificate Transmittal Letter
	  (00's Omitted)

	  Gentlemen:

	  Attached are supporting collateral documents as summarized below for American Oilfield Divers, Inc.; Big Inch Marine Systems,
	  Inc.; S & H Diving L.L.C.; ; American Inland Divers, Inc. (Louisiana), American Inland Divers, Inc. (Kansas), American Inland Marine, Inc.; American International Diving, Ltd.; American Marine Construction, Inc.; American Pacific Marine, Inc.; Tarpon Systems, Inc.; and American Pollution Control Corporation.

	  As of ________________

	  DomesticInternational

	  1 - 30 days$ _________$ __________
	  31 - 60 days$ _________$ __________
	  61 - 90 days$ _________$ __________
	  91 - 120 days$ _________$ __________
	  Over 120 days$ _________$ __________

	  Total Accounts Receivable:$ _________$ __________
	  Less Ineligibles:
	  NON-MAJORS 90 days past due$ _________$ __________
	  Inter-co. Affiliates$ _________$ __________
	  International A/R in
	   excess of $2,000,000$ __________
	  Total Ineligible:$ _________$ __________
	  Total Accounts Receivables less
	  Total
	  Ineligible$ _________$ __________
	  X's Borrowing Base of 80%
	  Domestic; 75% International$ _________$ __________

	  Total Borrowing Base Value$ __________
	  Less:  Standby Letters of Credit$ __________
	  Less:  Current Outstandings as of _____$ __________
	  Collateral Surplus$ __________
	  Line of Credit$ 105,000,000

	  I certify that the above information provided in this Borrowing Base Certificate Transmittal Letter, the information provided in the attached Accounts Receivable Aging dated __________ and Accounts Payable Aging dated ____________ is true and correct in every respect and represent accurate and valid values to the best of my knowledge and belief. I certify and acknowledge that First National Bank of Commerce in New Orleans, Louisiana has been granted a security interest in the above collateral and is relying upon the above representations in continuing to extend credit to us.

	  ___________________________________
	  (Name & Title of authorized signer
	   for American Oilfield Divers, Inc.)

						       EXHIBIT "B"

	   APPLICATION FOR STAND-BY LETTER OF CREDIT AND SECURITY AGREEMENT

     FIRST NATIONAL BANK OF COMMERCE
     210 BARONNE STREET
     _______________, Louisiana _________________, 19_____
     NEW ORLEANS, LOUISIANA  70112

     Gentlemen:

     By  this  agreement  (the  "Agreement"),  we apply for and authorize you to

     issue   your   irrevocable   Stand-By  Letter  of  Credit   in   favor   of

     _________________

     (the "Beneficiary") for account  of  _____________  available  by  draft(s)

     drawn at sight on you in an amount not to exceed _________ U.S. Dollars  ($

     U.S.   ________)  (the  "Principal")  when  accompanied  by  the  following document(s):

     Special Instructions:



     Any draft(s)  drawn  under the Letter of Credit must be drawn and presented together with accompanying  documentation  at your office at First National

     Bank of Commerce, 210 Baronne Street, New Orleans,  Louisiana   70112  (the

     "Main  Office") on or before your close of business on _____________, 19___

     (the "Expiration Date").  In consideration of your issuing your irrevocable

     Stand-By  Letter  of Credit on the terms set forth above (the "Credit"), we hereby agree to the following terms and conditions:

     1. This Credit, in principal, interest, costs and attorney's fees, and any amendment, modification, extension or renewal hereof, and any and all debts, obligations, and liabilities of every kind and character of any of us to you, whether currently existing or hereafter arising, direct or indirect, primary or secondary, joint, several or in solido, fixed or contingent, liquidated or unliquidated, whether originally payable to you or to a third-party and subsequently acquired by you and whether such debts, obligations or liabilities are evidenced by note, open account, overdraft, endorsement, surety agreement, guarantee, security agreement, pledge agreement, mortgage, loan agreement, letter of credit, commitment letter, assignment or otherwise, together with all interest, insurance premiums, attorney's fees and other charges of
	 whatever kind and nature up to the sum of FIFTY MILLION ($50,000,000.00) DOLLARS (collectively, the "Indebtedness"), are, and shall be secured by and we hereby grant you a continuing security interest in and to: ____________________ and all additions thereto and/or substitutions therefor; and by all other securities and/or property of every kind or nature whatsoever that are now pledged or may hereafter be pledged to you by any of us for any purpose, whether related to the Credit or any other Indebtedness or not, and all additions and/or substitutions therefor, together with any interest, rights, dividends, distributions, new securities, and any other property to which we may become entitled to during the existence of this Credit or any other Indebtedness by reason of the ownership of the pledged property; further by any and all mortgages, pledges, security agreements, assignments or other security granted by us to you to secure the Credit or any other indebtedness or the obligations or liabilities of any other party to you (except any mortgage or lien on an individual's principal residence other than any such lien or mortgage created expressly or expressly acknowledged to secure this Credit and any obligation of Applicant(s) hereto in connection with this transaction); further, by the pledge of all money, negotiable instruments, commercial paper, notes, bonds, stocks, credits, choses in action, claims, demands, or any interest in any thereof, which may belong to or be owed to any of us and which may now or hereafter be in transit to or from you or that may now or hereafter be left in the possession or under control of you or your agents for any purpose whatsoever, whether held by or under the control of you alone or with others or by any other person or corporation for your account; and further, by the pledge of the balance of each and every deposit account or Certificate of Deposit which any of us may at any time maintain with you (with the exception of IRA, pension and other types of tax-deferred accounts). You are hereby authorized, at any time and from time to time, at your option, to compensate yourself by applying any part or all of the balance of each and every deposit account or Certificate of Deposit of any of us maintained with you (with the exception of IRA, pension and other types of tax-deferred accounts), whether or not the deposit account or Certificate of Deposit is mature and/or any or all monies now or hereafter in the hands of you, or in transit to or from you, and belonging to any of us, to the payment, in whole or in part, of the Credit or any other Indebtedness, whether or not the Credit or other Indebtedness is due or has been demanded.

     2. If any draft is drawn on you pursuant to the Credit, we authorize you, at your option, to compensate yourself by applying any part or all of the balance of every deposit account or Certificate of Deposit which we may maintain with you at any time, whether or not the deposit is mature, and/or any or all monies or other property or interest of any kind now or hereafter in your hands, or in transit to or from you, and belonging to us, to the payment, in whole or in part, of the Principal and any interest, costs and attorney's fees which we may owe to you pursuant to this Agreement.

     3. In the event any draft is drawn on you pursuant to the Credit and you do not elect to exercise your right of offset and compensation set forth in paragraph 2 of this Agreement, we agree to pay to you on demand at the Main Office a sum which will equal the amount of the draft, plus interest thereon from the date the draft is drawn on you pursuant to the Credit until paid at the rate per annum of _________. Interest will be calculated on the number of actual days elapsed based on a year of 360 days. All payments may be applied first to interest, then to insurance premiums and other charges (if applicable), then to Principal. A payment shall not be deemed made until the funds therefore have been actually collected and made available to you at the Main Office.

     4. In the event any draft is drawn on you pursuant to the Credit in an amount less than the full amount of the Principal, you may still exercise your rights pursuant to the provisions of paragraph 2 and 3 for the full amount of the Principal. Any amount which you offset pursuant to the provisions of paragraph 2 or which we must pay to you pursuant to the provisions of paragraph 3 which are in excess of drafts actually drawn on you pursuant to the Credit shall be held by you in pledge to secure the payment of future drafts until 30 days after the Expiration Date or after any extension of the Expiration Date whichever is later. Any amounts so paid by us to you which have not been drawn by 30 days after the Expiration Date or after any extension of the Expiration Date whichever is later, shall be repaid to us without interest.

     5. We also agree to pay you, on demand, a commitment fee for the Credit, which fee shall be calculated as follows: ____________. We understand that we are not entitled to a refund of any portion of the commitment fee under any circumstances, including, but not limited to, your unilateral reduction, early termination, or other modification of the Credit. We additionally agree to pay you all charges and expenses incurred in connection with the Credit, including, but not limited to collection costs, court costs and attorney's fees.

     6. We agree that, regardless of any extension of the Expiration Date, any increase in the amount of the Credit, or any other modification of the terms of the Credit, this Agreement shall be binding upon us. No such modification of the Credit or this Agreement will be effective unless agreed to in writing by you.

     7.  Each of the following  shall  constitute an Event of Default under this
	 Agreement: should we make any misrepresentation to you in connection with the obtaining of the Credit; should we be in default with respect to any payment of Principal, interest, commitment fees, costs or attorney's fees under this Agreement; should we fail to pay all or any part of the Principal in accordance with the provisions set forth herein; should there be a default in any mortgage or pledge securing our payment of all or any part of the Principal, interest and other charges; should we be in default with respect to any other obligation contained herein, or with respect to any obligation owed by us to you or others for the repayment of borrowed monies; should we file a petition under any chapter of the Federal Bankruptcy Act or any similar state or federal law, whether now or hereafter existing; should any bankruptcy proceeding be commenced against us and should we fail to file an answer controverting and opposing the petition, or fail to obtain a dismissal of such action within 45 days of its commencement; should we be the subject of an order for relief against us in any such bankruptcy proceeding or have a custodian (as defined in the Federal Bankruptcy Act) or a state court keeper or receiver or trustee appointed for us or have any court take jurisdiction of any part of our property in any involuntary proceedings for the purpose of reorganization, arrangement, dissolution or liquidation and the court's jurisdiction is not terminated or the trustee, keeper or receiver is not discharged within 45 days after the commencement of such proceedings; should we apply for any such relief under state law; should we make a general assignment for the benefit of creditors or have appointed a committee of creditors; should there be called a meeting of our creditors; should we admit our inability to pay our
	debts as they become due; should we suspend the transaction of our usual
	 business; or, should you in any way deem yourself insecure at any time. Upon the occurrence of an Event of Default, all outstanding Principal and any and all other indebtedness which we may owe to you shall, at your option, become immediately due and payable. If at the time any Event of Default occurs, any portion of the Credit remains undisbursed, we shall pay to you in cash, within 24 hours of your demand therefor, for application to drawings under the Credit, an amount equal to such undisbursed portion of the Credit. If we do not pay such amount on demand, you shall have the right, without prejudice to your other rights, to collect such amount pursuant to paragraphs 2 and 3 above, and to hold that sum in pledge as provided in paragraph 4 above. Any amounts which we have paid to you on such demand and which have not been drawn by 30 days after the Expiration Date, or after any extension of the Expiration Date, whichever is later, shall be repaid to us without interest.

     8. We agree that you may at any time deliver the Credit through any bank(s) ("Correspondents") you in your sole discretion may choose. We hold you harmless for any actions or claims arising out of the handling of such delivery by the Correspondents making the delivery. We further agree that neither you nor any Correspondents shall ever in any way be responsible for performance by any beneficiary of its obligations to us nor for the form, validity, sufficiency, correctness, truthfulness or genuineness of any documents delivered in connection with the Credit, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; for failure of any draft to bear any reference or correct reference to the Credit; for errors, omissions or delays in transmission or delivery of any messages whether by mail, cable, telegraph or otherwise; or, for any error, neglect or default of any Correspondents. We further agree that, if any of the above events should occur, such event will not affect, impair or prevent our liability or your rights or powers hereunder. We agree that any action taken by you or by any Correspondent in connection with the Credit, including but not limited to relative drafts, documents, or property, as well as any inaction or omission, shall not result in liability to you or any Correspondent.

     9. Without limiting the foregoing, and in addition to the provisions of paragraph 8 hereof, you are hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard to, and without any duly on your part to inquire into, the existence of any, disputes or controversies between any of the undersigned, the Beneficiary or any other person, firm, or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under the Credit are true or correct. We fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit are true or correct. We fully understand and agree that your sole obligation to us shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this Agreement and your obligation remains so limited even if you may have assisted us in the preparation of the wording of the Credit or any documents required to be presented thereunder or if you may otherwise be aware of the underlying transaction giving rise to the Credit and this Agreement.

     10. We agree, at any time and from time to time whether or not any drafts have been drawn pursuant to this Credit and whether or not there has occurred any Event of Default under this Agreement or any other agreement we may have with you, within 24 hours of demand by you, to deliver, convey, transfer, pledge and/or assign to you, as security for payment of Principal, interest and other charges and performance of this Agreement, security or additional security of a value and character satisfactory to you and to make such payments to you as you may require pursuant to the terms of this Agreement.

     11. We agree to maintain insurance on all property mortgaged or pledged to secure this Agreement, insuring you against the loss of such property by flood, fire, theft or other peril, for the term of the Credit and all extensions or renewals of the Credit. If we should fail to insure the mortgaged or pledged property and deliver a copy of the insurance policy to you within 30 days of the execution of this Agreement, or if we fail to obtain a renewal policy immediately, or if we obtain such insurance but for any reason it is cancelled, in whole or in part, at any time before the Expiration Date of the Credit including extensions or renewals thereof, and we fail to obtain a renewal policy immediately, or if we fail to pay taxes or assessments on the mortgaged or pledged property or permit any liens to be placed against the property, you, in addition to any other rights you may have under this Agreement, shall have the right to obtain and pay for such policy, such taxes or assessments, and the amount necessary to discharge such liens, up to the amount of One Million ($1,000,000.00) Dollars, and all such amounts shall be secured by this Agreement and by all collateral now or hereafter given to secure our obligations to you. If, in your opinion, it is necessary at any time, whether or not an Event of Default occurs, to perform repair work on the mortgaged or pledged property in order to put it into suitable condition for sale, you are authorized to make such repairs and all amounts spent for such purposes up to the amount of Two Hundred Thousand ($200,000.00) Dollars shall be secured by this Agreement and by all accounts or collateral now or hereafter in your possession and/or given to secure our obligations to you.

	 The immediately preceding paragraph does not oblige you to procure insurance, pay taxes or assessments, discharge liens, or repair property, but provides an option for you to do so. You may demand immediate reimbursement from us of any such amounts spent by you. Our failure to repay such amounts within 24 hours of such demand shall, at your option, constitute an Event of Default.

     12. We bind ourselves to pay the fees of any attorney at law whom you may employ to recover the Principal, the commitment fee, or any interest or other cost owing to you by us pursuant to this Agreement, or any part hereof, or to protect any security given hereunder or your interest herein, or to compromise or take any other action with regard hereto, which fees are hereby fixed at 25% of the amount then owing or sought to be collected, protected, or preserved.

     13. We waive presentment for payment, notice of nonpayment, demand, protest, notice of protest, all pleas of division and discussion and agree that the time of payment of the Principal, interest and other charges may be extended, from time to time one or more times, without notice of such extensions and without further consent. Without notice to us, or without our further consent, you may substitute, release, discharge or otherwise alter any one or more of our obligations without affecting in any way any other of our obligations. No waiver of any right by you shall be effective except as specifically provided in writing. No delay by you in the exercise of any right shall affect such right, nor preclude future exercise of such or similar rights.

     14. When you are required to make demand upon us pursuant to this Agreement, demand shall be deemed to have been made on the date and hour when you have either telephoned us or have sent written notice of demand to the most recent address which we have given you in writing, by telegraph, telex, cable or registered mail.

     15. We agree that even if the Letter of Credit is issued in a foreign currency, the principal amount of each drawing, for the purposes of determining the Principal outstanding, will be the U.S. Dollar equivalent of the foreign currency amount converted at the rate of exchange which is determined by you at the rate you in your sole discretion may set on the date of any drawing. Further, we indemnify you and your Correspondents against all obligations, liabilities and responsibilities which are imposed by or result from foreign laws, customs and usages.

     16. We  understand  that  if  the  Letter  of  Credit  is   designated   as
	 "transferable," any transfer will only be effective after you have received and acknowledged written notice of the transfer.

     17. If this Agreement is signed by one party, the terms "we," "our," "us," shall be read throughout as "I," "my," "me," as the case may be. If this Agreement is signed by two or more parties, it shall be the joint, several and solidary obligation of such parties, and the terms "we," "our," and "us," shall be read throughout as "our, or any of our," and "us, or any of us." The terms "we," "our," and "us," as used in this Agreement mean each maker, endorser, guarantor, or other surety of the Principal, interest and other charges and any and all other indebtedness owing by us to you, including any person or entity pledging or mortgaging property to secure the Principal and any and all other indebtedness arising pursuant to this Agreement, as well as their heirs, successors or assigns. The terms "you" and "your," shall be read throughout to refer to Bank, its successors, transferees and assigns.

     18. In the event that any provision of this Agreement is invalidated by a change in existing law or regulations or by a decision of any court having jurisdiction over this Agreement or the parties hereto, such provision will be considered as having been severed from this Agreement, and the remaining provisions of this Agreement will continue in full force and effect.

     19. This Agreement shall be deemed to be made under and shall in all respects be governed by the laws of the State of Louisiana. The Credit will be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or by subsequent Uniform Customs and Practice fixed by subsequent Congresses of the International Chamber of Commerce.

	The foregoing accepted and agreed to:

	     (Date)                           (Name of Applicant)

		  FIRST NATIONAL BANK OF COMMERCE


	    (Authorized Signature and Title)

	By:

(Authorized Signature and Title)                       (Name of Applicant)

	By:

(Authorized Signature and Title)            (Authorized Signature and Title)


			       GUARANTY BY ENDORSEMENT

	 Each of the undersigned unconditionally guarantee the punctual payment of Principal and any and all other indebtedness arising pursuant to this Agreement and each amendment, modification, extension or renewal hereof in accordance with the provisions hereof. All the terms, conditions, waivers and provisions of this Agreement shall be binding upon each of the undersigned. The undersigned each hereby waive presentment for payment, demand, protest, notice of protest, non-payment and demand, and agree that the liability of each of the undersigned is in solido with the maker or makers of this Agreement.

	 The undersigned further agree that, the maturity of the Principal and any and all other indebtedness arising pursuant to this Agreement may be extended from time to time one or more times, without notice of such extensions and without further consent; that any of us may at any time be released in whole or in part from their obligations hereunder without affecting the continuing liability or obligations of any of us hereunder; and the security for the payment thereof may from time to time be substituted, exchanged, or released, or otherwise dealt with as Bank may determine, without notice to or further assent of undersigned, or any of them, each of whom shall remain bound in solido with the maker or makers of this Agreement.

				     EXHIBIT "C"

			       COMPLIANCE CERTIFICATE



	  The undersigned hereby certify that he/she/they are officer(s) of American Oilfield Divers, Inc. (the "Borrower") and that as such he/she/they are authorized to execute this certificate on behalf of the Borrower and, with reference to that certain Second Amended and Restated Loan Agreement (the "Agreement") dated as of April 3, 1996, by and between the Borrower and First National Bank of Commerce (the "Lender"), and further certify, represent and warrant as follows (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):

	  (a)A review of the activities of the Borrower has been made under my/our supervision with a view to determine whether the Borrower has fulfilled its obligations under the Agreement.

	  (b)The Borrower has fulfilled its obligations contained in the Agreement.

	  (c)The representations and warranties of the Borrower contained in the Agreement and otherwise made in writing by or on behalf of the Borrower pursuant to the Agreement or any other Loan Document to which it is a party continue to be true and correct (except for such changes in the facts represented and warranted by the Borrower to Lender as being not in violation of the Agreement or any Security Instrument) and are repeated at and as of the time of delivery hereof.

	  (d)To the best of my/our and the Borrower's knowledge, no material adverse changes have occurred, either in any case or in the aggregate, in the assets, liabilities, financial conditions, businesses, operations, affairs or circumstances of the Borrowers or of any of the Grantors, from those reflected in the Financial Statements or by the facts warranted or represented in the Agreement.

	  (e)To the best of my/our and the Borrower's knowledge, no Event of Default exists, and, after giving effect to any Loans with respect to which this certificate is being delivered, no Event of Default will exist under the Agreement or any condition, event or act which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan agreement, note agreement, mortgage, trust indenture or other agreement to which the Borrower is a party.
	  WITNESS the signature of the undersigned this ____ day of _______________, ____.



	  AMERICAN OILFIELD DIVERS, INC.

	  By:_________________________________

	  Title:______________________________

				     EXHIBIT "D"





	  Amoco Trinidad Oil Co.
	  B.P. Exploration, Inc.
	  CCC Fabricaciones Y Construcci
	  Chevron Cabinda Congo
	  Chevron Nigeria, Ltd.
	  Fugro-McClelland Marine Geoscience
	  J. Ray McDermott, S.A.
	  Mobil Producing Nigeria
	  ONGC
	  Petroleos Mexicanos
	  Rockwater Offshore Contractors - Singapore
	  Shell Oil Company & Subsidiaries
	  UMIC Cote D'Ivorie Corp.
	  Zaire Gulf Oil Co.
	  Cabinda Gulf Oil Company, Ltd.
	  Esso Central America, S.A.
	  Stena Offshore, Ltd.
	  ABB
	  Allseas Marine Contractors, S.A.
	  Refineria Esso Managua, S.A.
	  Elf Nigeria, Ltd.